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                                                                   Exhibit 10.12


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                                CREDIT AGREEMENT


                            DATED AS OF JUNE 29, 2001


                                      AMONG


               NEW ENGLAND AUDIO CO., INC. AND NEA DELAWARE, INC.,
                                  AS BORROWERS,


                     TWEETER HOME ENTERTAINMENT GROUP, INC.,
            TWEETER HOME ENTERTAINMENT GROUP FINANCING COMPANY TRUST,
                                 THEG USA, L.P.,
                          TWEETER OF CALIFORNIA, INC.,
                              TWT ACQUISITION CORP.
                                       AND
                              THE VIDEO SCENE INC.,
                                  AS GUARANTORS


                            THE LENDERS PARTY HERETO

                                       AND

                              FLEET NATIONAL BANK,
                            AS AGENT FOR THE LENDERS



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                                TABLE OF CONTENTS

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ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS...........................................................     1
         Section 1.1.      Definitions.................................................................     1
         Section 1.2.      Accounting Terms............................................................    15

ARTICLE 2 - THE REVOLVING CREDIT.......................................................................    15
         Section 2.1.      The Revolving Credit........................................................    15
         Section 2.2.      Making of Revolving Credit Advances.........................................    16
         Section 2.3.      Interest on Revolving Credit Advances.......................................    17
         Section 2.4.      Election of Eurodollar Pricing Options......................................    17
         Section 2.5.      Additional Payments.........................................................    18
         Section 2.6.      Computation of Interest, Etc................................................    18
         Section 2.7.      Fees........................................................................    18
         Section 2.8.      Set-Off.....................................................................    19
         Section 2.9.      Sharing of Payments.........................................................    19
         Section 2.10.     Reduction of Commitment by the Borrowers....................................    19
         Section 2.11.     Letters of Credit...........................................................    20
         Section 2.12.     Increased Costs, Etc........................................................    23
         Section 2.13.     Changed Circumstances.......................................................    25
         Section 2.14.     Use of Proceeds.............................................................    26
         Section 2.15.     Guaranty....................................................................    26

ARTICLE 3 - CONDITIONS TO LOANS AND ADVANCES...........................................................    27
         Section 3.1.      Conditions to First Revolving Credit Advance................................    27
         Section 3.2.      Conditions to All Revolving Credit Advances.................................    29

ARTICLE 4 - PAYMENT AND REPAYMENT......................................................................    29
         Section 4.1.      Mandatory Prepayment........................................................    29
         Section 4.2.      Voluntary Prepayments.......................................................    29
         Section 4.3.      Payment and Interest Cutoff.................................................    30
         Section 4.4.      Payment or Other Actions on Non-Business Days...............................    30
         Section 4.5.      Method, Timing and Application of Payments..................................    30
         Section 4.6.      Payments Not at End of Interest Period......................................    31
         Section 4.7.      Currency....................................................................    31

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES.............................................................    31
         Section 5.1.      Corporate Existence, Charter Documents, Etc.................................    32
         Section 5.2.      Principal Place of Business; Location of Records............................    32
         Section 5.3.      Qualification...............................................................    32
         Section 5.4.      Subsidiaries................................................................    32
         Section 5.5.      Corporate Power.............................................................    32
         Section 5.6.      Valid and Binding Obligations...............................................    33
         Section 5.7.      Other Agreements............................................................    33
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                                      (i)
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         Section 5.8.      Payment of Taxes............................................................    33
         Section 5.9.      Financial Statements........................................................    34
         Section 5.10.     Other Materials Furnished...................................................    34
         Section 5.11.     Stock.......................................................................    34
         Section 5.12.     Changes in Condition........................................................    34
         Section 5.13.     Assets, Licenses, Patents, Trademarks, Etc..................................    34
         Section 5.14.     Litigation..................................................................    35
         Section 5.15.     Pension Plans...............................................................    35
         Section 5.16.     Outstanding Indebtedness....................................................    35
         Section 5.17.     Environmental Matters.......................................................    35
         Section 5.18.     Governmental Regulations....................................................    37
         Section 5.19.     Margin Stock................................................................    37

ARTICLE 6 - REPORTS AND INFORMATION....................................................................    37
         Section 6.1.      Interim Financial Statements and Reports....................................    37
         Section 6.2.      Annual Financial Statements and Budgets.....................................    37
         Section 6.3.      Notice of Defaults, Etc.....................................................    38
         Section 6.4.      Notice of Litigation........................................................    38
         Section 6.5.      Communications with Others..................................................    38
         Section 6.6.      Reportable Events...........................................................    38
         Section 6.7.      Reports to other Creditors..................................................    39
         Section 6.8.      Communications with Independent Public Accountants..........................    39
         Section 6.9.      Environmental Reports.......................................................    39
         Section 6.10.     Notice of Permitted Acquisitions............................................    39
         Section 6.11.     THEG, TOC, TWT and Video Scene Leases.......................................    40
         Section 6.12.     Cyberian Joint Venture Financial Reports....................................    40
         Section 6.13.     Miscellaneous...............................................................    40

ARTICLE 7 - FINANCIAL COVENANTS........................................................................    41
         Section 7.1.      Ratio of Consolidated Total Funded Debt to Consolidated EBITDA..............    41
         Section 7.2.      Ratio of Consolidated Operating Cash Flow to Consolidated Debt Service......    41
         Section 7.3.      Consolidated Net Worth......................................................    41
         Section 7.4.      Ratio of Consolidated EBIT to Consolidated Interest Expense.................    41
         Section 7.5.      Consolidated Capital Expenditures...........................................    41

ARTICLE 8 - AFFIRMATIVE COVENANTS......................................................................    42
         Section 8.1.      Existence and Business......................................................    42
         Section 8.2.      Taxes and Other Obligations.................................................    42
         Section 8.3.      Maintenance of Properties and Leases........................................    42
         Section 8.4.      Insurance...................................................................    42
         Section 8.5.      Records, Accounts and Places of Business....................................    43
         Section 8.6.      Inspection..................................................................    43
         Section 8.7.      Maintenance of Accounts.....................................................    43
         Section 8.8.      Formation and Acquisition of Subsidiaries...................................    43
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                                      (ii)
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         Section 8.9.      Limitation on THEG Indebtedness.............................................    44
         Section 8.10.     Limitation on TOC Indebtedness..............................................    44
         Section 8.11.     Limitation on Video Scene Indebtedness......................................    45
         Section 8.12.     Limitation on TWT and Sound Advice Indebtedness.............................    45

ARTICLE 9 - NEGATIVE COVENANTS.........................................................................    45
         Section 9.1.      Restrictions on Indebtedness................................................    45
         Section 9.2.      Restriction on Liens........................................................    46
         Section 9.3.      Investments.................................................................    48
         Section 9.4.      Dispositions of Assets......................................................    48
         Section 9.5.      Assumptions, Guaranties, Etc. of Indebtedness of Other Persons..............    49
         Section 9.6.      Mergers, Etc................................................................    49
         Section 9.7.      ERISA.......................................................................    49
         Section 9.8.      Restricted Payments.........................................................    50
         Section 9.9.      Sale and Leaseback..........................................................    50
         Section 9.10.     Transactions with Affiliates................................................    50
         Section 9.11.     Preferred Stock.............................................................    50

ARTICLE 10 - EVENTS OF DEFAULT AND REMEDIES............................................................    50
         Section 10.1.     Events of Default...........................................................    50
         Section 10.2.     Remedies....................................................................    52
         Section 10.3.     Letters of Credit...........................................................    53
         Section 10.4.     Distribution of Proceeds....................................................    53

ARTICLE 11 - CONSENTS; AMENDMENTS; WAIVERS; REMEDIES...................................................    54
         Section 11.1.     Actions by Lenders..........................................................    54
         Section 11.2.     Actions by Borrowers........................................................    54

ARTICLE 12 - SUCCESSORS AND ASSIGNS....................................................................    55
         Section 12.1.     General.....................................................................    55
         Section 12.2.     Assignments.................................................................    55
         Section 12.3.     Participations..............................................................    56

ARTICLE 13 - THE AGENT.................................................................................    57
         Section 13.1.     Authorization and Action....................................................    57
         Section 13.2.     Agent's Reliance, Etc.......................................................    57
         Section 13.3.     Agent as a Lender...........................................................    58
         Section 13.4.     Lender Credit Decision......................................................    58
         Section 13.5.     Indemnification of Agent....................................................    58
         Section 13.6.     Successor Agent.............................................................    59
         Section 13.7.     Amendment of Article 13.....................................................    59

ARTICLE 14 - MISCELLANEOUS.............................................................................    59
         Section 14.1.     Notices.....................................................................    59
         Section 14.2.     Merger......................................................................    60
         Section 14.3.     Governing Law; Consent to Jurisdiction......................................    60
         Section 14.4.     Counterpart; Replacement of Instruments.....................................    60
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                                     (iii)
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         Section 14.5.     Expenses and Indemnification................................................    61
         Section 14.6.     Confidentiality.............................................................    62
         Section 14.7.     Reliance on Representations and Actions of Tweeter..........................    62
         Section 14.8.     Joint and Several Obligations...............................................    62
         Section 14.9.     Usury Limitation............................................................    63
         Section 14.10.    WAIVER OF JURY TRIAL; VENUE.................................................    63


LIST OF EXHIBITS AND SCHEDULES

Exhibit A       Form of Revolving Credit Note
Exhibit B       Form of Notice of Revolving Credit Borrowing
Exhibit C       Form of Compliance Certificate
Exhibit D       Form of Eurodollar Pricing Notice
Exhibit E-1     Form of Stock Pledge Agreement (Borrower)
Exhibit E-2     Form of Stock Pledge Agreement (Guarantor)
Exhibit F-1     Form of Security Agreement (Borrowers)
Exhibit F-2     Form of Security Agreement (Guarantors)
Exhibit G       Form of Landlord Waiver
Exhibit H       Form of Opinion of Borrowers' Counsel
Exhibit I       Form of Assignment and Acceptance Agreement
Exhibit J       Form of Subsidiary Subordination Agreement
Exhibit K       Form of Intercreditor Subordination Agreement
Exhibit L       Form of Sound Advice Merger Agreement

Schedule 1      Schedule of Commitment Percentages
Schedule 2      Pricing Schedule
Schedule 2.11   Letters of Credit
Schedule 3.1    Schedule of Subordinated Indebtedness Paid in Full
Schedule 5.2    Schedule of Principal Place of Business
Schedule 5.9    Schedule of Financial Statements
Schedule 5.11   Schedule of Issued and Outstanding Stock
Schedule 5.12   Changes in Condition
Schedule 5.13   Schedule of Licenses, Patents, Copyrights and Trademarks
Schedule 5.14   Schedule of Litigation
Schedule 5.15   Schedule of Pension Plans
Schedule 5.16   Schedule of Indebtedness, Liens, Charges and Encumbrances
Schedule 5.17   Schedule of Environmental Matters
Schedule 5.20   Schedule of Application of Proceeds of Tweeter IPO
Schedule 8.4    Schedule of Insurance
Schedule 9.3    Schedule of Investments


                                      (iv)

                                CREDIT AGREEMENT


      This CREDIT AGREEMENT is entered into as of June 29, 2001 by and among NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation ("New England Audio"), NEA DELAWARE, INC., a Delaware corporation ("NEA Delaware") (New England Audio and NEA Delaware each, a "Borrower" and collectively, the "Borrowers"), TWEETER HOME ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tweeter"), TWEETER HOME ENTERTAINMENT GROUP FINANCING COMPANY TRUST, a Massachusetts business trust ("Tweeter Trust"), THEG USA, L.P., a Delaware limited partnership ("THEG"), TWEETER OF CALIFORNIA, INC., a California corporation ("TOC"), TWT Acquisition Corp., a Florida corporation ("TWT") and THE VIDEO SCENE INC., a California corporation ("Video Scene") (Tweeter, Tweeter Trust, THEG, TOC, TWT and Video Scene, each a "Guarantor" and collectively the "Guarantors") (each Borrower and each Guarantor a "Loan Party" and the Borrowers and the Guarantors collectively the "Loan Parties") the lenders from time to time party hereto (the "Lenders") and FLEET NATIONAL BANK, a national banking association, as agent for the Lenders from time to time party hereto.

                                    Recitals

      The Borrowers desire to establish a revolving credit facility, to finance the working capital needs of the Borrowers and their subsidiaries, to finance acquisitions and for general corporate purposes. The Borrowers and the Guarantors conduct their business on a combined basis, with common management, financial controls and marketing activities, and the Borrowers' access to the credits established hereunder will provide direct and indirect benefits to the Guarantors. The Lenders and the Agent are willing to enter into this Agreement, all on the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                  ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS


      SECTION 1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

            "Account" or "Accounts Receivable" shall mean all of a Borrower's rights to payment for goods sold or leased or for services rendered, all proceeds thereof, all instruments pertaining thereto, all guarantees and security therefor, all goods or services which gave rise thereto and the rights pertaining to such goods, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services, and all related insurance.

            "Affiliate" shall mean, with reference to any Person, (a) any director, officer or employee of that Person, (b) any other Person controlling, controlled by or under direct or indirect common control of that Person, (c) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (d) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

            "Agent" shall mean Fleet National Bank, in its capacity as agent for the Lenders, and its successors in that capacity.

            "Agreement" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

            "Applicable Base Rate" shall mean the Base Rate in effect from time to time.

            "Applicable Commitment Fee" shall mean a rate per annum determined in accordance with the Pricing Schedule.

            "Applicable Eurodollar Rate" shall mean the sum of (a) the Eurodollar Rate plus (b) the Eurodollar Rate Margin, as each is in effect from time to time.

            "Assignment and Acceptance Agreement" shall have the meaning set forth in Section 12.2(a) hereof.

            "Base Rate" shall mean the greater of (a) the rate of interest announced from time to time by the Agent at its head office located at 100 Federal Street, Boston, Massachusetts 02110 as its "Base Rate" and (b) the Federal Funds Effective Rate plus -1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

            "Base Rate Loan" shall mean any Revolving Credit Advance bearing interest at a fluctuating rate determined by reference to the Applicable Base Rate.

            "Business Day" shall mean (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day that is a Business Day described in clause (a) and that is also a day on which commercial banks are open for international business (including dealing in U.S. dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent in its sole discretion and acting in good faith.

            "Canton Facility" shall mean the land and improvements thereon owned by New England Audio and located at 10 Pequot Way, Pequot Industrial Park, Canton, Massachusetts 02021.

            "Canton Mortgage" shall mean the Mortgage, Security Agreement, Fixture Filing and Financial Statement dated as of June 29, 2001 by and between the Agent, as mortgagee, and New England Audio Co. Inc., as mortgagor.

            "Capital Expenditures" shall mean the amount of any expenditure for fixed assets, computer software, leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures which are required to be capitalized on a balance sheet pursuant to GAAP.

            "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

            "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

            "Change of Control" shall mean the occurrence of any of the following: (a) any Person or group of Persons, within the meaning of
      Section 13 or 14 of the Securities Exchange Act of 1934, as amended, shall own of record or beneficially more than 40% of the issued and outstanding capital stock of Tweeter; (b) Tweeter shall cease to own, directly or indirectly through a Subsidiary, 100% of the capital stock of New England Audio or 100% of the beneficial interest of Tweeter Trust or 100% of the equity interest of any other Subsidiary; or (c) New England Audio ceases to hold, directly or indirectly through a Subsidiary, 100% of the issued and outstanding capital stock of NEA Delaware.

            "Closing Date" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied.

            "Collateral" shall mean any and all real and personal property of Tweeter and its Subsidiaries, whether tangible or intangible, in which the Agent now has, is granted by this Agreement or otherwise, or hereafter acquires a security interest in or any other lien (including, without limitation, by way of mortgage or assignment) to secure the Lender Obligations.

            "Commitment Percentage" shall mean as to each Lender its percentage interest in the Maximum Revolving Credit Amount as set forth on Schedule 1 hereto.

            "Compliance Certificate" shall mean a certificate in the form of Exhibit C hereto and executed by the chief executive officer or chief financial officer of Tweeter.

            "Consolidated" and "consolidated" when used with reference to any term, mean that term (or the term "combined" and as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of

      Tweeter (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles and with appropriate deductions for minority interests in Subsidiaries, as required by generally accepted accounting principles.

            "Consolidated Current Liabilities" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of Tweeter and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of Tweeter and its Subsidiaries required to be paid within one year from the date of determination.

            "Consolidated EBIT" shall mean, for any period, the sum of (a) Consolidated Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) interest expense on Indebtedness and (ii) taxes based on or measured by income, in each case for the period under review.

            "Consolidated EBITDA" shall mean, for any period, the sum of (a) Consolidated EBIT plus (b) all amounts deducted in computing Consolidated Net Income in respect of depreciation and amortization expense for the period under review.

            "Consolidated Debt Service" shall mean, for any period, the sum of
      (a) Interest Charges on all Indebtedness for such period, plus (b) the aggregate amount of all regularly scheduled principal payments made or coming due during such period in respect of any Indebtedness for borrowed money or Capitalized Leases, but excluding any such principal payments required to be made hereunder on the Revolving Credit Termination Date.

            "Consolidated Leverage Ratio" shall mean the ratio of (a) Consolidated Total Funded Debt as of the end of any fiscal quarter to (b) Consolidated EBITDA for the four-quarter period ending on such date.

            "Consolidated Net Income" shall mean the net income (or deficit) from operations of Tweeter and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

            "Consolidated Net Worth" shall mean, at any date as of which the amount thereof shall be determined, the consolidated assets of Tweeter and its Subsidiaries less the consolidated liabilities of Tweeter and its Subsidiaries, determined in accordance with generally accepted accounting principles.

            "Consolidated Operating Cash Flow" shall mean, for any fiscal period, an amount equal to: (a) Consolidated EBITDA, minus (b) Capital Expenditures made or incurred during such period, minus (c) Taxes required to be paid by Tweeter and its Subsidiaries in cash during such period based on income of Tweeter and its Subsidiaries, minus (d) cash dividends or distributions of any nature to any Person holding an equity interest in Tweeter or any of its Subsidiaries made during such period.

            "Consolidated Total Funded Debt" shall mean all Indebtedness of Tweeter and its Subsidiaries for borrowed money, including without limitation, Capitalized Lease Obligations, Subordinated Indebtedness and the stated amount of all Letters of Credit.

            "Credit Participants" shall have the meaning set forth in Section
      12.3 hereof.

            "Cyberian Joint Venture" shall mean Tweeter@Outpost.com, LLC, a Delaware limited liability company owned 50/50 by Tweeter and Cyberian Outpost Inc., a Delaware corporation, established pursuant to an Operating Agreement dated as of October 4, 1999 between Tweeter and Cyberian Outpost, Inc. (the "Cyberian Joint Venture Agreement").

            "Cyberian Acknowledgment" shall mean the letter agreement dated on or about October 4, 1999 from Tweeter providing that upon the occurrence of any Default or Event of Default by the Loan Parties and during the continuance of such Default or Event of Default Tweeter authorizes and directs the Cyberian Joint Venture to make any distribution (otherwise payable to Tweeter but for such acknowledgment) to or at the direction of the Agent, to be held by the Agent in escrow pending any such Default or Event of Default.

            "Default" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

            "Encumbrances" shall have the meaning set forth in Section 9.2 hereof.

            "Environmental Law" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Pricing Notice" shall have the meaning set forth in
      Section 2.4 hereof.

            "Eurodollar Pricing Option" shall mean the option granted to the Borrowers pursuant to Section 2.4 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable Eurodollar Rate for an applicable Interest Period.

            "Eurodollar Rate" shall mean for any Interest Period for any Eurodollar Rate Loan, the quotient of (a) the rate of interest determined by the Agent, at about 10:00 a.m. (Boston time) on the Eurodollar Rate Fixing Day as being the rate at which deposits in

      U.S. dollars are offered to it by first-class banks in any Eurodollar interbank market selected by the Agent, acting in good faith, for deposit for such Interest Period in amounts comparable to the aggregate principal amount of Eurodollar Rate Loans to which such Interest Period relates, divided by (b) the difference between one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

            "Eurodollar Rate Fixing Day" shall mean, in the case of any Eurodollar Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

            "Eurodollar Rate Loan" shall mean any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the Eurodollar Rate. The expiration date of any Eurodollar Rate Loan shall be the last day of the Interest Period applicable to such Eurodollar Rate Loan.

            "Eurodollar Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

            "Event of Default" shall have the meaning set forth in Section 10.1 hereof.

            "Fee Letters" shall have the meaning set forth in Section 2.7 hereof.

            "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

            "Guaranty" or "Guarantee" or "Guaranties" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

            "Indebtedness" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

            "Interest Charges" shall mean, for any period, without duplication, all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, all as determined in accordance with GAAP. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

            "Interest Period" shall mean with respect to each Eurodollar Rate Loan, the period commencing on the date of such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as the Borrower may request as provided in Sections 2.1(a) or 2.5 hereof, provided, that:

            (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

            (c) any Interest Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

            (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any Eurodollar Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Investment" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100 or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.

            "Issuing Bank" shall mean the Agent acting as issuer of a Letter of Credit or, in the event the LC Commitment is increased to an amount equal to or greater than $15,000,000, either the Agent or First Union National Bank.

            "Leases" shall mean any agreement, whether written or oral, granting a person the right to occupy space in a structure or real estate for any period of time or any capital lease or other lease of or agreement to use personal property.

            "Lender Agreements" shall mean this Agreement, the Revolving Credit Notes, the Security Documents, the Canton Mortgage, the Subsidiary Subordination Agreements, letter of credit applications, Interest Rate Protection Agreements between Tweeter or any Subsidiary and the Agent or any Lender, and any other present or future agreement from time to time entered into between Tweeter or any Subsidiary and the Agent, the Lenders or the Issuing Bank in which Fleet National Bank acts as Agent for the Lenders under this Agreement or between Tweeter or any Subsidiary and Fleet National Bank acting independently with respect to Tweeter or any Subsidiary, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrower to the Agent or the Lenders in connection therewith.

            "Lender Obligations" shall mean all present and future obligations and Indebtedness of Tweeter and its Subsidiaries owing to the Agent, the Lenders or the Issuing Bank under this Agreement or any other Lender Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Notes, obligations to reimburse the Issuing Bank for amounts drawn on Letters of Credit, obligations under Interest Rate Protection Agreements, obligations under foreign exchange arrangements, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement.

            "LC Commitment" shall mean $5,000,000.

            "Lenders" shall mean (a) initially, each Lender listed on the signature pages hereof, (b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 12.3 hereof and
      (c) their respective successors.

            "Letter of Credit" shall mean a standby letter of credit issued by the Issuing Bank for the account of New England Audio in accordance with
      Section 2.11 hereof.

            "Loan" shall mean any Revolving Credit Advance outstanding hereunder or made to the Borrowers by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such Revolving Credit Advances, collectively.

            "Majority Lenders" shall mean, at any time that there are two or less Lenders, the Lenders having made not less than 100% of the principal amount of the Loans hereunder, or if no Loans are outstanding, the Lenders having aggregate Commitment Percentages of not less than 100%, and at any time that there are more than two Lenders, the Lenders having made not less than 67% of the outstanding principal amount of the Loans hereunder, or, if no Loans are outstanding, the Lenders having aggregate Commitment Percentages of not less than 67%.

            "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets or condition, financial or otherwise, of Tweeter and its Subsidiaries, taken as a whole.

            "Maximum Revolving Credit Amount" shall mean as of any date of determination, the lesser of (a) $75,000,000 or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to
      Section 2.10 hereof; provided that if the obligation of the Lenders to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.

            "2000 Financial Statements" shall mean the Consolidated Balance Sheet of New England Audio and its Subsidiaries as of September 30, 2000 and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flow for the year then ended and the notes to such financial statements.

            "Notice of Revolving Credit Borrowing" -- See Section 2.2(a)

            "Pension Plan" shall mean an employee benefit plan or other plan maintained for the employees of New England Audio or any Subsidiary as described in Section 4021(a) of ERISA.

            "Permitted Acquisitions" shall mean acquisitions by Tweeter or any Subsidiary of all of the stock or all or substantially all of the assets or a line of business of another Person, provided that the following terms and conditions are met:

                  (a) The Person to be acquired or whose assets are to be acquired shall be a United States company in substantially the same line of business as New England Audio.

                  (e) The Board of Directors or the requisite number of shareholders of the Person to be acquired shall have approved such acquisition.

                  (f) The Person to be acquired shall have had positive four-quarter Target EBITDA for the most recently completed four fiscal quarters.

                  (g) The Borrower shall have received the written consent of the Agent and the Majority Lenders for any acquisition with an aggregate proposed purchase price in excess of $10,000,000.

                  (h) No Default or Event of Default shall exist at the time of or after giving effect to each such acquisition on a pro forma basis.

                  (i) Perfected first security interests shall be granted to the Agent in all of the target company's assets subject to no other liens or encumbrances except as permitted by the terms of Section 9.2 hereof and in accordance with the terms of Section 8.8 hereof.

                  (j) Appraisals, phase one environmental surveys, title insurance and evidence of proper zoning reasonably satisfactory to the Agent shall be provided if the target company owns any real estate.

            The Borrower shall have provided the Agent notice of each proposed acquisition in accordance with the terms of Section 6.10 hereof.

            "Permitted Sale Leaseback Transaction" shall mean the sale of certain real properties for an amount not to exceed $35,000,000 consisting of the Canton Facility and up to twelve (12) additional retail properties owned by the Loan Parties and the leasing back of such properties, upon terms and conditions reasonably satisfactory to the Lenders, including without limitation, (a) release of the Lenders' mortgages, if any, on such real properties, (b) execution of an intercreditor agreement granting the Agent a right to receive notice of and cure any defaults under agreements related to such transaction, providing that a payment or other default permitting the acceleration of Indebtedness under such documents shall constitute a Default, providing that Tweeter and its Subsidiaries will not be subject to covenants under such agreements that are more restrictive than corresponding covenants to which Tweeter and its Subsidiaries are subject hereunder, and providing that upon any default under such sale and leaseback agreements, any recourse against any Loan Party shall be reasonably acceptable to the Lenders, and (c) any and all proceeds received from any such sale leaseback transactions shall be applied on the date of receipt to the repayment of the Revolving Credit Advances (subject to reborrowing otherwise permitted hereunder).

            "Permitted Sound Advice Acquisitions" shall mean (a) acquisitions by Sound Advice of substantially all of the assets or of a line of a business of another Person in the State of Florida or (b) a direct investment by Sound Advice related to the opening of new retail store(s) in the State of Florida; provided, however, that, (i) the aggregate amount of outstanding loans made by Tweeter and its Subsidiaries to Sound Advice related to all Permitted Sound Advice Acquisitions does not exceed $10,000,000 and (ii) each such loan shall be evidenced by a promissory note of Sound Advice to New England Audio or Tweeter Trust, as the case may be, in a form reasonably satisfactory to the Agent, which note shall be pledged to the Agent.

            "Permitted Sound Advice Liabilities" shall mean liabilities of Sound Advice for (a) state franchise, income and unemployment tax liabilities, employee withholding, accrued liabilities for employee salaries, wages, and accrued vacation, personal property taxes, and sales and use taxes incurred in the ordinary course of business, (b) the Sound Advice Loans, which Indebtedness is subordinated to the payment and performance of all

      Lender Obligations pursuant to a Subsidiary Subordination Agreement and
      (c) obligations under leases for store locations made in the ordinary course of business.

            "Permitted THEG Acquisitions" shall mean (a) acquisitions by THEG of substantially all of the assets or of a line of a business of another Person in the State of Texas or (b) a direct investment by THEG related to the opening of new retail store(s) in the State of Texas; provided, however, that, (i) the aggregate amount of outstanding loans made by Tweeter and its Subsidiaries to THEG related to all Permitted THEG Acquisitions does not exceed $10,000,000 (exclusive of THEG's acquisition of Home Entertainment of Texas, Inc.) and (ii) each such loan shall be evidenced by a promissory note of THEG to New England Audio or Tweeter Trust, as the case may be, in a form reasonably satisfactory to the Agent, which note shall be pledged to the Agent.

            "Permitted THEG Liabilities" shall mean liabilities of THEG for (a) state franchise, income and unemployment tax liabilities, employee withholding, accrued liabilities for employee salaries, wages, and accrued vacation, personal property taxes, and sales and use taxes incurred in the ordinary course of business, (b) the THEG Loans, which Indebtedness is subordinated to the payment and performance of all Lender Obligations pursuant to a Subsidiary Subordination Agreement and (c) obligations under leases for store locations made in the ordinary course of business.

            "Permitted TOC Acquisitions" shall mean (a) acquisitions by TOC of substantially all of the assets or of a line of a business of another Person in the State of California or (b) a direct investment by TOC related to the opening of new retail store(s) in the State of California; provided, however, that, (i) the aggregate amount of outstanding loans made by Tweeter and its Subsidiaries to TOC related to all Permitted TOC Acquisitions does not exceed $10,000,000 and (ii) each such loan shall be evidenced by a promissory note of TOC to New England Audio or Tweeter Trust, as the case may be, in a form reasonably satisfactory to the Agent which note shall be pledged to the Agent.

            "Permitted TOC Liabilities" shall mean liabilities of TOC for (a) state franchise, income and unemployment tax liabilities, employee withholding, accrued liabilities for employee salaries, wages, and accrued vacation, personal property taxes, and sales and use taxes incurred in the ordinary course of business, (b) the TOC Loans, which Indebtedness is subordinated to the payment and performance of all Lender Obligations pursuant to a Subsidiary Subordination Agreement and (c) obligations under leases for store locations made in the ordinary course of business.

            "Permitted Video Scene Acquisitions" shall mean (a) acquisitions by Video Scene of substantially all of the assets or of a line of a business of another Person in the State of California or (b) a direct investment by Video Scene related to the opening of new retail store(s) in the State of California; provided, however, that, (i) the aggregate amount of outstanding loans made by Tweeter and its Subsidiaries to Video Scene related to all Permitted THEG Acquisitions does not exceed $10,000,000 and
      (ii) each such loan shall be evidenced by a promissory note of Video Scene to New England Audio or Tweeter

      Trust, as the case may be, in a form reasonably satisfactory to the Agent which note shall be pledged to the Agent.

            "Permitted Video Scene Liabilities" shall mean liabilities of Video Scene for (a) state franchise, income and unemployment tax liabilities, employee withholding, accrued liabilities for employee salaries, wages, and accrued vacation, personal property taxes, and sales and use taxes incurred in the ordinary course of business, (b) the Video Scene Loans, which Indebtedness is subordinated to the payment and performance of all Lender Obligations pursuant to a Subsidiary Subordination Agreement and
      (c) obligations under leases for store locations made in the ordinary course of business.

            "Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

            "Pledge Agreements" shall mean (a) the Stock Pledge Agreement of even date herewith from New England Audio to the Agent substantially in the form of Exhibit E-1 hereto and (b) the Stock Pledge Agreements of even date herewith from certain of the Guarantors to the Agent substantially in the form of Exhibit E-2 hereto, pursuant to which New England Audio and certain of the Guarantors, respectively, have pledged to the Agent all of the capital stock or other equity interests in their Subsidiaries to secure the Lender Obligations, as the same may be modified, amended or supplemented from time to time.

            "Pricing Schedule" shall mean Pricing Schedule attached hereto as
      Schedule 2.

            "Reportable Event" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

            "Reserve Requirement" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Federal Reserve Board on the Lenders against "Euro-currency Liabilities" as defined in said Regulation D.

            "Restricted Payments" shall mean (a) any payment of principal of, interest on, fees or other amounts with respect to any Subordinated Indebtedness, (b) any payment on account of the redemption, retirement, purchase (including repurchase) or other acquisition, direct or indirect, of any shares of any class of capital stock or other equity interest of Tweeter or any of its Subsidiaries, or of any warrants, rights or options to acquire any such shares, except to the extent the consideration therefor consists of shares of common stock of Tweeter and (c) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of Tweeter or any of its Subsidiaries.

            "Revolving Credit Advance" shall mean any loan or advance from any Lender to the Borrowers pursuant to Section 2.1 of this Agreement.

            "Revolving Credit Notes" shall mean the Revolving Credit Notes substantially in the form of Exhibit A hereto executed by the Borrowers in favor of each Lender to evidence the Revolving Credit Advances to be made by the Lenders from time to time hereunder.

            "Revolving Credit Termination Date" shall mean July 31, 2004.

            "Security Agreements" shall mean (a) the Security Agreement of even date herewith from the Borrowers to the Agent substantially in the form of Exhibit F-1 hereto and (b) the Security Agreements of even date herewith from the Guarantors to the Agent substantially in the form of Exhibit F-2 hereto, pursuant to which the Borrowers and the Guarantors have granted liens on and security interests in their assets in favor of the Agent to secure the Lender Obligations, as the same may be modified, amended or supplemented from time to time.

            "Security Documents" shall mean, collectively, the Pledge Agreements, the Security Agreements, the Canton Mortgage, and all other agreements, instruments or contracts under or in respect of which the Agent or any of its agents or representatives shall have, at such time, any rights or interests as security for the payment or performance of all or any part of the Lender Obligations.

            "Sound Advice" shall mean Sound Advice, Inc., a Florida corporation.

            "Sound Advice Acquisition" shall have the meaning set forth in
      Section 9.6 hereof.

            "Sound Advice Loans" shall mean loans made by New England Audio and Tweeter Trust to Sound Advice for (a) purchases of inventory in the ordinary course of business, (b) Permitted Sound Advice Acquisitions, (c) other indebtedness, other than for inventory and Permitted Sound Advice Acquisitions, in an amount not to exceed $250,000.

            "Sound Advice Merger Agreement" shall mean that certain Agreement and Plan of Merger attached hereto as Exhibit L among Tweeter, TWT and Sound Advice.

            "Subordinated Indebtedness" shall mean Indebtedness of any Loan Party which is subordinated to the Indebtedness of the Loan Parties hereunder and under the Revolving Credit Notes and to all other Lender Obligations, on terms and conditions approved in writing by the Agent.

            "Subsidiary" shall mean any Person of which Tweeter or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

            "Subsidiary Subordination Agreements" shall mean (a) the Subordination Agreements of even date herewith from THEG, TOC and Video Scene to the Agent substantially in the form of Exhibit J hereto and (b) any similar Subordination Agreements entered into hereafter from a Subsidiary to the Agent, as any of the same may be modified, amended or supplemented from time to time.

            "Target EBITDA" shall mean for the most recently completed four fiscal quarters, (a) net income or (loss) determined in accordance with generally accepted accounting principles without giving effect to extraordinary gains and losses from sales, exchanges and other dispositions of property not in the ordinary course of business, and nonrecurring items, plus, to the extent deducted in calculating net income, (b) the sum of (i) depreciation and amortization expense, (ii) interest expense and (iii) tax expense.

            "Taxes" shall mean, any and all taxes (including, without limitation, income, receipts, franchise, ad valorem or excise taxes, transfer or gains taxes or fees, use taxes, withholding, payroll or minimum taxes) imposed on, or otherwise payable by, or for which responsibility for payment, withholding or collection lies with, Tweeter or any of its Subsidiaries by any governmental authority, federal, state or otherwise, including any taxes imposed on any Affiliates for which Tweeter or any of its Subsidiaries may be liable under applicable law or by agreement to which Tweeter or any of its Subsidiaries is a party or by which any of them is bound or subject to, and including, but not limited to, any interest, penalties or additions to tax with respect thereto.

            THEG Loans" shall mean loans made by New England Audio and Tweeter Trust to THEG for (a) purchases of inventory in the ordinary course of business, (b) Permitted THEG Acquisitions, (c) other indebtedness, other than for inventory and Permitted THEG Acquisitions, in an amount not to exceed $250,000, and (d) the acquisition of Home Entertainment of Texas, Inc. pursuant to the Asset Purchase Agreement of February 1, 1999 between THEG and Home Entertainment of Texas, Inc. in an amount not to exceed $10,000,000.

            "TOC Loans" shall mean loans made by New England Audio and Tweeter Trust to TOC for (a) purchases of inventory in the ordinary course of business, (b) Permitted TOC Acquisitions and (c) other indebtedness, other than for inventory and Permitted TOC Acquisitions, in an amount not to exceed $250,000.

            "Tweeter Trust Loans" shall mean loans made from time to time by Tweeter Trust to New England Audio and NEA Delaware.

            "UCC" shall mean the Massachusetts Uniform Commercial Code, Massachusetts General Laws chapter 106, as amended from time to time.

            "Uniform Customs and Practice" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication No. 500.

            "Video Scene Loans" shall mean loans made by New England Audio and Tweeter Trust to Video Scene for (a) purchases of inventory in the ordinary course of business, (b)

      Permitted Video Scene Acquisitions and (c) other indebtedness, other than for inventory and Permitted Video Scene Acquisitions, in an amount not to exceed $250,000.

      SECTION 1.2. ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

                        ARTICLE 2 - THE REVOLVING CREDIT

      SECTION 2.1. THE REVOLVING CREDIT.

            (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date, each Lender, severally and not jointly, shall make such Revolving Credit Advances to the Borrowers as the Borrowers may from time to time request, by notice to the Agent in accordance with Section 2.2, in an aggregate amount (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Maximum Revolving Credit Amount, and (ii) as to all Lenders, not to exceed the Maximum Revolving Credit Amount minus (B) the amount available to be drawn under all Letters of Credit. The outstanding principal amount of the Revolving Credit Advances, together with all accrued interest and other fees and charges related thereto, shall be repaid in full on the Revolving Credit Termination Date. On the Closing Date, the Borrowers, jointly and severally, shall execute and deliver to each Lender a Revolving Credit Note to evidence the Revolving Credit Advances from time to time made by such Lender to the Borrower hereunder.

            (b)   Subject to the foregoing limitations and the provisions of
Section 4.2, the Borrowers shall have the right to make prepayments reducing the outstanding balance of Revolving Credit Advances and to request further Revolving Credit Advances, all in accordance with Section 2.2, without other restrictions hereunder; provided that the Lenders shall have the absolute right to refuse to make any Revolving Credit Advances for so long as there exists any Default or any other condition which would constitute a Default upon the making of such a Revolving Credit Advance.

            (c) Notwithstanding anything to the contrary contained herein or in any of the Security Documents, upon the occurrence and during the continuance of any Event of Default, Tweeter and its Subsidiaries will hold in trust for the Agent all checks, drafts, cash and other remittances that are proceeds of the Collateral and will deliver the same to the Agent in the form received, together with the proper endorsement thereon. The Agent will credit all such payments (conditional upon final collection) against interest accrued on or principal of the Revolving Credit Advances outstanding hereunder. The order and method of application shall be in the Agent's sole discretion and proceeds which in the Agent's discretion are not so applied shall be credited to Tweeter's deposit accounts with the Agent. So long as any Default exists, the Agent will at all times have the right to require Tweeter and its Subsidiaries to enter into one or more blocked account and lockbox arrangements with the Agent for the collection of such remittances and payments.

            (d) Notwithstanding anything to the contrary contained herein or in any of the Security Documents, the Agent may (i) at any time, in its own name or in the name of others, communicate with account debtors in order to verify with them, to the Agent's satisfaction, the existence, amount and terms of any Accounts Receivable and the absence of any reductions, discounts, defenses or offsets with respect thereto, provided, however, that prior to the occurrence of an Event of Default, the Agent shall communicate with such account debtors only in the name of others and not in its own name and (ii) so long as any Default exists, notify account debtors that Collateral has been assigned to the Agent and that payments by such debtors shall be made directly to the Agent. At the Agent's request, so long as any Default exists, Tweeter and its Subsidiaries will notify any or all such debtors of such assignment, give instructions and/or indicate on billings to such debtors that their Accounts Receivable shall be paid to the Agent.

      SECTION 2.2. MAKING OF REVOLVING CREDIT ADVANCES.

            (a) Each Revolving Credit Advance shall be made on notice given by New England Audio to the Agent not later than 11:00 a.m. (Boston time) on the date of the proposed Borrowing (a "Notice of Revolving Credit Borrowing"); provided, however that if the Borrowers elect a Eurodollar Pricing Option with respect to any Revolving Credit Advance in accordance with Section 2.4 hereof, such Notice of Revolving Credit Borrowing shall be given by New England Audio contemporaneously with a Eurodollar Pricing Notice in the manner and within the time specified in Section 2.4. The Agent shall give the Lenders notice of each Notice of Revolving Credit Borrowing in accordance with the Agent's customary practice. Each such Notice of Revolving Credit Borrowing shall be by telephone or telecopy, in each case confirmed immediately in writing by New England Audio in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Revolving Credit Advance and (ii) the amount of such Revolving Credit Advance (which must be a minimum of $100,000). The Borrowers, jointly and severally, agree to indemnify and hold the Lenders harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Agent and the Lenders in good faith reliance upon such telephone request. At the time of the initial request for a Revolving Credit Advance made under this Section 2.2, the Borrowers shall have provided the Agent with a Compliance Certificate. The Borrowers, jointly and severally, hereby agree (A) that the Lenders shall be entitled to rely upon the Compliance Certificate most recently delivered to the Agent until it is superseded by a more recent Compliance Certificate and (B) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Agent's possession.

            (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m., Boston time, on the date of each proposed Revolving Credit Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Revolving Credit Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will credit such funds to New England Audio's account on the date of the proposed Revolving Credit Advance.

            (c) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Revolving Credit Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Credit Advance in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrowers. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrowers, such Lender agrees to pay to the Agent forthwith on demand, and the Borrowers, jointly and severally, agree to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrowers until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable at the time to such Revolving Credit Advances. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance for purposes of this Agreement. If the Borrowers make a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of the Borrowers' payment.

            (d) The failure of any Lender to make the Revolving Credit Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender.

      SECTION 2.3. INTEREST ON REVOLVING CREDIT ADVANCES. Subject to the terms of Section 2.4 relating to Eurodollar Pricing Options, the Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Revolving Credit Advances from time to time outstanding at a per annum rate equal to the Applicable Base Rate. Interest on the Revolving Credit Advances shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing October 1, 2001 and continuing until all of the Indebtedness of the Borrower to the Lenders under the Revolving Credit Notes shall have been paid in full and the Lenders' commitments terminated.

      SECTION 2.4. ELECTION OF EURODOLLAR PRICING OPTIONS.

            (a) Subject to all the terms and conditions hereof and so long as there exists no Default, New England Audio may, by delivering a notice (each a "Eurodollar Pricing Notice") to the Agent received at or before 10:00 a.m. Boston time on the date three Business Days prior to the commencement of the Interest Period selected in such Eurodollar Pricing Notice, elect to have all or a portion of the outstanding Revolving Credit Advances, as New England Audio may specify in such Eurodollar Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable Eurodollar Rate for such Interest Period; provided, however, that any such election made with respect to the Revolving Credit Advances shall be in an amount not less than $500,000 and in increments of

$100,000; and provided further that no such election will be made if it would result in there being more than eight (8) Eurodollar Pricing Options in the aggregate outstanding at any one time. Interest on Loans bearing interest at the Applicable Eurodollar Rate shall be paid for the applicable Interest Period on the last day thereof, at intervals of three months after the first day of any Interest Period which is longer than three months, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

            (b) Each Eurodollar Pricing Notice shall be substantially in the form of Exhibit D attached hereto and shall specify: (i) the selection of a Eurodollar Pricing Option, (ii) the effective date and amount of Revolving Credit Advances subject to such Eurodollar Pricing Option, subject to the limitations set forth herein, and (iii) the duration of the applicable Interest Period. Each Eurodollar Pricing Notice shall be irrevocable.

            (c) The Agent will promptly inform each Lender of a Eurodollar Pricing Notice and the Interest Period specified by New England Audio therein. Upon determination by the Agent of the Applicable Eurodollar Rate for any Interest Period selected by New England Audio, the Agent will promptly inform New England Audio and each Lender of such Applicable Eurodollar Rate so determined or, if applicable, the reason why New England Audio's election will not become effective. The Applicable Eurodollar Rate shall become effective on the first day of the applicable Interest Period provided no Default exists at such time.

      SECTION 2.5. ADDITIONAL PAYMENTS. During the continuance of any Event of Default under Section 10.1(a) hereof or resulting from a violation of any covenant contained in Article 7 or 9 hereof, the Borrowers shall, jointly and severally, on demand, pay to the Agent for the account of the Lenders, interest on the unpaid principal balance of the Revolving Credit Advances and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the lesser of (i) the stated interest rates applicable thereto plus 2% per annum and (ii) the maximum rate of interest permitted to be charged under applicable law.

      SECTION 2.6. COMPUTATION OF INTEREST, ETC. Interest hereunder and under the Revolving Credit Advances shall be computed on the basis of a 360-day year and the actual number of days elapsed. Any increase or decrease in the interest rate on the Revolving Credit Advances resulting from a change in the Base Rate shall be effective immediately from the date of such change, without notice or demand of any kind. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding balance of the Revolving Credit Notes as reflected on the Agent's records from time to time, if made in good faith, shall be considered correct and binding on the Borrowers and the Lenders (absent manifest error) unless within ninety (90) days after receipt of any notice by the Agent or any Lender of such outstanding amount, New England Audio or a Lender notifies the Agent to the contrary.

      SECTION 2.7. FEES

            (a) The Borrowers, jointly and severally, shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Revolving Commitment Fee") computed at a rate equal to the Applicable Commitment Fee on the average daily unused amount of the Maximum Revolving Credit

Amount from time to time in effect from the date hereof to and including the Revolving Credit Termination Date. The Revolving Commitment Fee shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing October 1, 2001, for the quarter then ended.

            (b) The Borrowers, jointly and severally, shall pay to the Agent, for the Agent's and the Lenders' accounts, such closing and agency fees as are provided in letter agreements dated June 28, 2001 between the Borrowers and the Agent and the Lenders as such letter agreements may from time to time be amended or supplemented, the "Fee Letters").

      SECTION 2.8. SET-OFF. To the extent not prohibited by applicable law, each Loan Party hereby grants the Agent and each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Agent and the Lenders and all other Lender Obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent and each Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Loan Parties), the Agent and each Lender may setoff the same or any part thereof and apply the same to any liability or obligation of any Loan Party even though unmatured and regardless of the adequacy of any other collateral securing the Lender Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LENDER OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE LOAN PARTIES, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      SECTION 2.9. SHARING OF PAYMENTS. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Base Rate. The Borrowers agree that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation.

      SECTION 2.10. REDUCTION OF COMMITMENT BY THE BORROWERS. New England Audio, as agent for the Borrowers, at its option may, at any time and from time to time, irrevocably reduce in part (in an amount not less than $1,000,000 and in integral multiples of $1,000,000) the unused portion of the Maximum Revolving Credit Amount on not less than seven (7) days' prior written notice to the Agent. No such reduction, may be reinstated by the Borrowers.

      SECTION 2.11. LETTERS OF CREDIT.

            (a) Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Sections 3.1 and 3.2 hereof, and provided no Default exists and that the Issuing Bank is then generally issuing letters of credit for its banking customers, the Issuing Bank shall at any time prior to the Revolving Credit Termination Date, upon the request of New England Audio pursuant to paragraph (b) below, issue Letters of Credit for the account of New England Audio, provided that the aggregate face amount of all outstanding Letters of Credit shall not at any time exceed the LC Commitment.

            (b) New England Audio may request that the Issuing Bank issue a Letter of Credit by written notice (the "Letter of Credit Notice") given by New England Audio to the Issuing Bank and the Agent not less than five (5) Business Days prior to the proposed date of issuance of such Letter of Credit. The Letter of Credit Notice shall (i) specify the proposed date of issuance, the beneficiary and amount of such Letter of Credit and (ii) be accompanied by a completed letter of credit application furnished by the Issuing Bank.

            (c) The Borrowers hereby agree, jointly and severally, to pay to the Issuing Bank on the date on which the Issuing Bank shall be required to pay any draft presented under any Letter of Credit, a sum (the "Reimbursement Amount") equal to: (i) the amount so paid under such Letter of Credit, plus (ii) interest on any amount remaining unpaid by the Borrowers to the Issuing Bank under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to the Revolving Credit Advances under Section 2.3. If the Borrowers shall fail to pay to the Issuing Bank the Reimbursement Amount on the date on which the Issuing Bank shall be required to pay any draft presented under any Letter of Credit, the Issuing Bank shall, to the extent the Borrowers have availability to request a Revolving Credit Advance, consider such failure to be a request for a Revolving Credit Advance in the amount of the unpaid Reimbursement Amount (which request shall be deemed a confirmation that the conditions set forth in Section 3.2 have been satisfied), and the Agent shall apply the proceeds of such Revolving Credit Advance to reimburse the Issuing Bank for the Reimbursement Amount.

            (d) The Borrowers shall, jointly and severally, pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit outstanding in an amount per annum equal to the then applicable Eurodollar Rate Margin multiplied by the average daily amount available to be drawn under such Letter of Credit payable on the first day of each January, April, July and October, for the calendar quarter or portion thereof ending immediately prior thereto. The Agent shall, in turn, remit to each Lender its pro rata portion of such Letter of Credit Fee. In addition, if there is more than one Lender hereunder, the Borrowers, jointly and severally, shall pay to the Issuing Bank, for its own account, on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, a fronting fee equal to one-eighth percent (-1/8%) of the face amount of such Letter of Credit and, from time to time, the Issuing Bank's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

            (e) Each payment by the Borrowers under this Section 2.11 shall be made to the Issuing Bank at the Issuing Bank's head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 2.11 at any time from the date such amounts become due and payable (whether as stated in this Section 2.11, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank on demand at the rate specified in Section 2.5(a) for the overdue principal on the Loans.

            (f) The obligations of the Borrowers with respect to the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of the Letters of Credit;

                  (ii) any amendment or waiver of or any consent to or actual departure from this Agreement;

                  (iii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons or entities for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other agreements or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            (g) The Uniform Customs and Practice shall be binding on the Borrowers, the Lenders and the Issuing Bank. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit. In furtherance of, and not in limitation of the Issuing Bank's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this paragraph (g), it is understood and agreed that the Issuing Bank shall not have any liability for, and that the Borrowers assume all responsibility for: (i) the genuineness of any signature;
(ii) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or the authority of the Person signing the same; (iii) the failure of any instrument to bear any reference or adequate reference to a Letter of Credit or the failure of any Persons to note the amount of any instrument on the reverse of a Letter of Credit or to surrender a Letter of Credit or otherwise to comply with the terms and condition of a Letter of Credit; (iv) the good faith or acts of any Person other than the Issuing Bank and its agents and employees; (v) the existence, form or sufficiency or breach or default under any agreement or instrument of any nature whatsoever; (vi) any delay in giving or failure to give any notice, demand or protest; and (vii) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit and whether such other documents are in proper and sufficient form for compliance with a Letter of Credit shall be made by the Issuing Bank in its discretion in accordance with the Uniform Customs and Practice, which determination shall be conclusive and binding upon the Borrower absent manifest error. It is agreed that the Issuing Bank may honor, as complying with the terms of a Letter of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Issuing Bank under or in connection with the Letters of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Issuing Bank may reasonably deem to be applicable, shall be binding upon the Borrowers, shall not place the Issuing Bank under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder or the Borrowers' obligation to make full reimbursement of amounts drawn under the Letters of Credit.

            (h) If New England Audio, either in writing or orally, requests or consents to any modification or extension of a Letter of Credit or waives failure of any draft, certificate or other documents to comply with the terms of a Letter of Credit, the Issuing Bank shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Issuing Bank pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon the Borrowers.

            (i) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to paragraph (c) above (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender); provided, however, that no Lender shall be required to reimburse Issuing Bank for Letters of Credit issued during a Default or without fulfillment of a condition precedent.

            (j) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify New England Audio and the Agent of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in paragraph (c) above on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Lenders of the amount of any such unpaid Reimbursement Amount. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Bank, at its head office located at 100 Federal Street, Boston, Massachusetts, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Amount, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (ii) the amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Amount shall become immediately available to the Issuing Bank, and the denominator of which is 360.

            (k) Neither the Issuing Bank nor any of its officers, directors or employees shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (iv) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit; provided, that, notwithstanding anything in this Section 2.11 to the contrary, New England Audio shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to New England Audio, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by New England Audio which were caused by the Issuing Bank's failure to conform to the standards of the Uniform Customs and Practice. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            (l) Existing Letters of Credit. Reference is made to the letters of credit issued by Fleet National Bank on behalf of New England Audio prior to the date of this Agreement, the face amount, beneficiary and number of which are listed on Schedule 2.11 hereto (the "Existing Letters of Credit"). The Borrowers and the Lenders hereby agree that as of the date of this Agreement, all such Existing Letters of Credit shall hereinafter be deemed Letters of Credit, as if originally issued hereunder, and shall be subject to the terms of this Agreement; provided, however, that the Borrowers shall not be obligated to pay any additional issuance fees in connection with such Existing Letters of Credit which are deemed to be Letters of Credit hereunder.

            (m) Notice to Agent. An Issuing Bank shall provide to the Agent within two (2) Business Days thereof notice of any requests for the issuance of Letters of Credit hereunder or any rescissions, waivers, amendments or modifications of any of the terms or provisions of any Letter of Credit issued by such Issuing Bank.

      SECTION 2.12. INCREASED COSTS, ETC.

            (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law," as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Revolving Credit Advances or any other amounts payable to such Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein, or (iv) impose on such Lender any other condition or requirement with respect to this Agreement, any Revolving Credit Advance or any Letter of Credit, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Revolving Credit Advances, the Letters of Credit or its commitments hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrowers hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers, jointly and severally, will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

            (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources or such Lender's commitment to make, or to such Lender's maintenance of, the Revolving Credit Advances or the Letters of Credit hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such

Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrowers. The Borrowers and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such reduction. If the Borrowers and such Lender are unable to agree to such adjustment within thirty (30) days of the day on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate such Lender for such reduction, such Lender's determination of such amount, if made in good faith, to be conclusive and binding upon the Borrowers, absent manifest error. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

      SECTION 2.13. CHANGED CIRCUMSTANCES. In the event that:

            (a) on any date on which the Applicable Eurodollar Rate would otherwise be set, the Agent or any Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Eurodollar Rate, as applicable; or

            (b) at any time the Agent or any Lender shall have determined in good faith (which determination shall be final and conclusive) that

                  (i) the implementation of the Eurodollar Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                  (ii) the Eurodollar Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the London interbank market, as applicable for deposits in which they regularly participate;

then, and in such event, the Agent shall forthwith so notify the Borrowers thereof. Until the Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrowers of a Eurodollar Pricing Option shall be suspended. If at the time the Agent so notifies the Borrowers, New England Audio has previously given the Agent a Eurodollar Pricing Notice with respect to a Eurodollar Pricing Option, but the Eurodollar Pricing Option requested therein has not yet gone into effect, such Eurodollar Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the Eurodollar Pricing Option with respect to all

Eurodollar Rate Loans shall be terminated and the Borrowers, jointly and severally, shall pay all interest due on such Eurodollar Rate Loans and any amounts required to be paid pursuant to Section 4.3.

      SECTION 2.14. USE OF PROCEEDS. The proceeds of the first Revolving Credit Advance shall be applied to repay in full all outstanding principal, accrued interest and all other fees and expenses due to the agent and the lenders under the Amended and Restated Credit Agreement dated as of July 20, 1998, as amended (the "1998 Credit Agreement"), by and among certain of the Loan Parties, Fleet National Bank, as agent, and the lenders party thereto. The proceeds of all other Revolving Credit Advances shall be used by the Borrowers for general working capital and other corporate purposes including capital expenditures and Permitted Acquisitions permitted hereunder. The Borrowers will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

      SECTION 2.15. GUARANTY. The Guarantors, jointly and severally, hereby unconditionally guaranty to the Agent and the Lenders the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance of (a) all liabilities, agreements, obligations and Indebtedness, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, secured or unsecured of the Borrowers or the Guarantors to the Agent and the Lenders (including without limitation, costs and expenses incurred by the Agent and the Lenders in attempting to collect or enforce any of the foregoing), including without limitation the Lender Obligations, accrued in each case to the date of payment and (b) the performance of all other agreements, covenants and conditions of the Borrowers and the Guarantors with respect thereto set forth in this Agreement and all other Lender Agreements. The responsibilities and obligations of the Borrowers to the Agent and the Lenders described in the preceding sentence are hereinafter referred to collectively as the "Guaranteed Obligations." The guaranty pursuant to this Section 2.15 is an absolute, unconditional, joint and several, and continuing guaranty of the full and punctual payment and performance by the Borrowers of the Guaranteed Obligations and not of collectability of the Guaranteed Obligations, and is in no way conditioned upon any requirement that the Agent or the Lenders first attempt to collect any of the Guaranteed Obligations from the Borrowers or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations which the Agent or the Lenders now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Borrowers in respect of the full and punctual payment and performance of the Guaranteed Obligations which constitutes an Event of Default, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor under this Section 2.15 may be required by the Agent or the Lenders on any number of occasions. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Guaranteed Obligation. Until the payment and performance in full of all Guaranteed Obligations and any and all obligations of the Borrowers to any affiliate of the Agent or the Lenders, no Guarantor shall exercise any rights against the Borrowers arising as a result of payment by any Guarantor hereunder, by way of subrogation or otherwise. The payment of any amounts due with respect to any indebtedness of the Borrowers now or hereafter held by each Guarantor is hereby subordinated to the prior payment in full of the Guaranteed Obligations.


                  ARTICLE 3 - CONDITIONS TO LOANS AND ADVANCES

      SECTION 3.1. CONDITIONS TO FIRST REVOLVING CREDIT ADVANCE. The Lenders' obligations to make the first Revolving Credit Advance shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance satisfactory to the Agent and its counsel or in the form attached hereto as an Exhibit, as the case may be:

            (a)   Notes. The Revolving Credit Notes duly executed by the
Borrowers.

            (b) Security Documents. Each of the Security Documents duly executed by the Loan Party thereto and, accompanying the Pledge Agreements, the certificates representing all of the capital stock or other equity interests of all Subsidiaries together with stock powers executed in blank.

            (c) Resolutions. Copies of the resolutions of the Boards of Directors of the Loan Parties authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Security Documents and the other Lender Agreements to which any Loan Party is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk or in the case of the Tweeter Trust, trustee) of each Loan Party (which certificate shall state that such resolutions are in full force and effect).

            (d) Incumbency. Certificates of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk or in the case of the Tweeter Trust, trustee) of each Loan Party certifying the name and signatures of the officers of the Borrowers authorized to sign this Agreement, the Revolving Credit Notes, the Security Documents and the other Lender Agreements to which any Loan Party is a party and the other documents to be delivered by any Loan Party hereunder.

            (e) Existence, Qualification and Good Standing Certificates. Certificates of legal existence, foreign qualification and corporate good standing, as applicable, for each Loan Party of recent date issued by the appropriate Alabama, California, Connecticut, Delaware, Florida, Georgia, Illinois, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, Pennsylvania, Rhode Island and Texas governmental authorities.

            (f) Repayment and Termination of 1998 Credit Agreement. Evidence satisfactory to the Agent that all outstanding principal, accrued interest and all other fees and expenses due to the agent and the lenders under the 1998 Credit Agreement have been paid in full and the 1998 Credit Agreement has been terminated.

            (g) Key Man Life Insurance. The Borrowers shall have assigned collaterally to the Agent one or more life insurance policies on the life of Jeffrey Stone representing total coverage of $5,000,000, together with the consent of the insurer to such assignment, all in form and issued by an insurer reasonably acceptable to the Agent.

            (h) UCC Financing Statements and Other Perfection Issues. Receipt by the Agent of evidence that (a) Uniform Commercial Code financing statements naming the Loan Parties as debtor and Agent as secured party have been filed in all locations where any of the Loan Parties' assets are located and (b) the Agent has a perfected security interest in all other assets of the Loan Parties.

            (i) Landlord Waivers. Receipt by the Agent of acknowledgments by the landlords of each location in which any of the Loan Parties' assets are located, substantially in the form of Exhibit G hereto.

            (j) Insurance Certificates. Receipt by the Agent of certificates of insurance naming the Agent as loss payee and evidencing the Loan Parties' compliance with the requirements of this Agreement and the Security Documents to maintain insurance coverage.

            (k) Opinion of Counsel. The opinion of Goulston & Storrs, a professional corporation, counsel to the Loan Parties, dated the date of execution of this Agreement, in substantially the form of Exhibit H attached hereto.

            (l) Closing Certificate. Certificates of duly authorized officers (or in the case of the Tweeter Trust, the trustee) of the Loan Parties, dated the date of the first Revolving Credit Advances, to the effect that all conditions precedent on the part of the Loan Parties to the execution and delivery hereof and the making of the first Revolving Credit Advances have been satisfied.

            (m) Fees and Expenses. Payment of all fees and expenses of the Agent and the Lenders then due and payable.

            (n) Subsidiary Loans. The Borrowers, Tweeter Trust, THEG, TOC and Video Scene shall have entered into certain Subsidiary Subordination Agreements.

            (o) Vendor Intercreditor Subordination Agreements. Evidence satisfactory to the Agent, that certain vendors of the Loan Parties have entered into an intercreditor subordination agreement, on terms and conditions satisfactory to the Agent.

            (p) Collateral Certificate. Receipt by the Agent of a collateral certificate in form and substance reasonably satisfactory to the Agent.

            (q) Other Conditions. Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request.

      SECTION 3.2. CONDITIONS TO ALL REVOLVING CREDIT ADVANCES. The Lenders' obligations to make any Revolving Credit Advance pursuant to this Agreement shall be subject to compliance by the Loan Parties with their agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making of each Revolving Credit Advance, of all of the following conditions precedent:

            (a) The representations and warranties herein and those made by or on behalf of the Loan Parties in any other Lender Agreement shall be correct as of the date on which any Revolving Credit Advance is made, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and described in a Compliance Certificate previously delivered to the Agent and except that the references in Article 5 to the 2000 Financial Statements shall be deemed to refer to the most recent annual audited consolidated financial statements of Tweeter and its Subsidiaries furnished to the Agent).

            (b) On the date of any Revolving Credit Advances hereunder, there shall exist no Default.

            (c) The making of the requested Revolving Credit Advances shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Borrowers, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advances shall have been obtained.


                       ARTICLE 4 - PAYMENT AND REPAYMENT

      SECTION 4.1. MANDATORY PREPAYMENT.

            (a) If at any time the aggregate outstanding principal balance of all Revolving Credit Advances made hereunder exceeds the Maximum Revolving Credit Amount, the Borrowers, jointly and severally, shall immediately repay to the Agent for the ratable accounts of the Lenders an amount equal to such excess.

            (b) The Borrowers, jointly and severally, shall repay all outstanding Revolving Credit Advances on the Revolving Credit Termination Date.

      SECTION 4.2. VOLUNTARY PREPAYMENTS.

            (a) The Borrowers, jointly and severally, may make prepayments to the Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Revolving Credit Advances equal to $50,000 or an integral multiple thereof which are Base Rate Loans in accordance with Section 4.3 at any time prior to 11:00 a.m. (Boston time) on any Business Day without premium or penalty.

            (b) The Borrowers, jointly and severally, may make prepayments to the Agent for the ratable accounts of the Lenders of any Revolving Credit Advances equal to $500,000 or any integral multiple of $100,000 thereof which are Eurodollar Rate Loans in accordance with Section 4.3 at any time prior to 11:00 a.m. (Boston time) on any Business Day subject, however, to the premiums and penalties set forth in
Section 4.6.

      SECTION 4.3. PAYMENT AND INTEREST CUTOFF. Notice of each prepayment pursuant to Section 4.2 shall be given to the Agent (a) in the case of prepayment of Base Rate Loans, not later than 11:00 a.m. (Boston time) on the date of payment and (b) in the case of prepayment of Eurodollar Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 11:00 a.m. (Boston time) two (2) Business Days prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Revolving Credit Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Revolving Credit Advances so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

      SECTION 4.4. PAYMENT OR OTHER ACTIONS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

      SECTION 4.5. METHOD, TIMING AND APPLICATION OF PAYMENTS.

            (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to
Section 4.1, may be charged by the Agent for the benefit of the Lenders against any Loan Party's accounts with the Agent. Each Loan Party hereby authorizes the Agent and the Lenders, without notice to such Loan Party, to charge against any account of such Loan Party with the Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

            (b) The Borrowers shall make each payment to be made by them hereunder not later than 12:00 noon (Boston time) on the day when due in lawful currency of the United States to the Agent at its address set forth in Section
14.1 in immediately available funds, without counterclaim or setoff and free and clear of, and without deduction or withholding for, any taxes or other payments. The Agent will, on the same date after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrowers to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

            (c) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Agent and the Lenders (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default payments will be applied to the obligations of the Borrowers to Agent and the Lenders as provided in Section 10.3 or otherwise as the Agent and the Lenders determine in their sole discretion.

      SECTION 4.6. PAYMENTS NOT AT END OF INTEREST PERIOD. The Borrowers may prepay a Eurodollar Rate Loan only upon at least three (3) Business Days prior written notice to the Agent (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such Eurodollar Rate Loan. The Borrowers, jointly and severally, shall pay to the Agent, for the account of the Lenders, upon request of the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent) to compensate for any loss, cost, or expense incurred as a result of: (i) any payment of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan; (ii) any failure by the Borrowers to borrow a Eurodollar Rate Loan on the date specified by the Borrowers' written notice; and (iii) any failure by the Borrowers to pay a Eurodollar Rate Loan on the date for payment specified in the Borrowers' written notice. Without limiting the foregoing, the Borrowers, jointly and severally, shall pay to the Agent, for the account of the Lenders, a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term of such Eurodollar Rate Loan as to which the prepayment is made, shall be subtracted from the Eurodollar Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being repaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term for such Eurodollar Rate Loan as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term for such Eurodollar Rate Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Agent, for the account of the Lenders, upon the prepayment of a Eurodollar Rate Loan. If by reason of an Event of Default, any of the Lender Obligations are declared to be immediately due and payable, then any yield maintenance fee with respect to a Eurodollar Rate Loan shall become due and payable in the same manner as though the Borrowers had exercised such right of prepayment.

      SECTION 4.7. CURRENCY. All payments and prepayments provided for under this Agreement shall be made in lawful currency of the United States of America in immediately available funds.


                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Revolving Credit Advances as contemplated hereby, the Loan Parties hereby make the following representations and warranties:

      SECTION 5.1. CORPORATE EXISTENCE, CHARTER DOCUMENTS, ETC.

            (a) Tweeter and each Subsidiary which is a corporation is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws of Tweeter and each such Subsidiary have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

            (b) Each Subsidiary which is a Massachusetts business trust is a Massachusetts business trust validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has power as a Massachusetts business trust to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the declaration of trust and each such Subsidiary have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

            (c) Each Subsidiary which is a partnership is a partnership validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has partnership power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the partnership agreement of each such Subsidiary have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

      SECTION 5.2. PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS. The chief executive office and principal place of business of Tweeter and each Subsidiary is located at 10 Pequot Way, Pequot Industrial Park, Canton, Massachusetts 02021, and except as disclosed on Schedule 5.2, Tweeter and its Subsidiaries have had no other principal place of business during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of Tweeter and each Subsidiary are and will be kept at their chief executive office.

      SECTION 5.3. QUALIFICATION. Tweeter and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation (or Massachusetts business trust as the case may be) in each jurisdiction where its failure to be so qualified would have a Material Adverse Effect.

      SECTION 5.4. SUBSIDIARIES. Tweeter has no Subsidiaries except for Tweeter Trust and TWT (and after consummation of the Sound Advice Acquisition, Sound Advice) and New England Audio. New England Audio has no Subsidiaries except for NEA Delaware, THEG, TOC and Video Scene. All of the issued and outstanding capital stock or other equity interests of such Subsidiaries of Tweeter and New England Audio are owned of record and beneficially as described in Schedule 5.11 hereto.

      SECTION 5.5. CORPORATE POWER. The execution, delivery and performance of this Agreement, the Revolving Credit Notes, the Security Documents and all other Lender Agreements and other documents delivered or to be delivered by Tweeter or any Subsidiary to the Agent or the Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

            (a) are within the corporate powers of Tweeter and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders;

            (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Lenders) and are not in contravention of law or the terms of the charter documents or By-Laws of Tweeter and each Subsidiary or any amendment thereof;

            (c)   do not and will not

                  (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Tweeter or any Subsidiary is a party or by which Tweeter, any Subsidiary or any of their respective properties are bound or affected,

                  (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by Tweeter or any Subsidiary, except as provided in the Lender Agreements, or

                  (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to Tweeter or any Subsidiary, or to any of their respective properties.

      SECTION 5.6. VALID AND BINDING OBLIGATIONS. This Agreement, the Revolving Credit Notes, the Security Documents and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of Tweeter and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

      SECTION 5.7. OTHER AGREEMENTS. Neither Tweeter nor any Subsidiary is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which the Borrower reasonably believes will have a Material Adverse Effect, or which restricts the ability of Tweeter or any Subsidiary to carry out any of the provisions of this Agreement, the Revolving Credit Notes, the Security Documents or any of the Lender Agreements executed in connection herewith and therewith.

      SECTION 5.8. PAYMENT OF TAXES. Tweeter and its Subsidiaries have filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of New England Audio and its Subsidiaries through their fiscal year ended in 1994 have been audited by the Internal Revenue Service or taxes for such periods are not subject to a valid action for collection by reason of the expiration of the applicable statute of limitation, and the results of such audits are fully reflected in the balance sheet contained in the 2000 Financial Statements. Tweeter knows of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 2000 Financial Statements have not been established. Tweeter and its Subsidiaries have made adequate provision for all current taxes, and to the best of Tweeter's knowledge there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

      SECTION 5.9. FINANCIAL STATEMENTS. All balance sheets, statements and other financial information furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby (each of which is listed on Schedule 5.9), including, without limitation, the 2000 Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for normal year-end adjustments and for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of Tweeter and its Subsidiaries and all such information so furnished was true, correct and complete as of the date thereof (it being recognized by the Lenders that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results).

      SECTION 5.10. OTHER MATERIALS FURNISHED. No written information, exhibits, memoranda or reports furnished to the Lenders by or on behalf of Tweeter or any Subsidiary in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

      SECTION 5.11. STOCK. There are presently issued by Tweeter and its Subsidiaries and outstanding the shares of capital stock or other equity interests indicated on Schedule 5.11. Tweeter and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. Tweeter and its Subsidiaries have no other capital stock of any class outstanding.

      SECTION 5.12. CHANGES IN CONDITION. Since the date of the balance sheet contained in the 2000 Financial Statements and except as described on Schedule 5.12, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Tweeter or any Subsidiary, and neither Tweeter nor any Subsidiary has entered into any transaction outside of the ordinary course of business which is material to Tweeter or any Subsidiary. Neither Tweeter nor any Subsidiary has any contingent liabilities of any material amount which are not referred to in the 2000 Financial Statements.

      SECTION 5.13. ASSETS, LICENSES, PATENTS, TRADEMARKS, ETC.

            (a) Tweeter and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their material assets, real and personal, including the assets carried on their books and reflected in the 2000 Financial Statements, subject to no liens, charges or encumbrances, except for
(i) liens, charges and encumbrances described in Schedule 5.16 and permitted by
Section 9.2 hereof, (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business and (iii) insubstantial and immaterial defects in title.

            (b) Except as disclosed on Schedule 5.13, Tweeter and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 5.13 hereto. Tweeter and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To the best knowledge of Tweeter, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Tweeter and its Subsidiaries.

      SECTION 5.14. LITIGATION. Except as set forth in Schedule 5.14, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Tweeter, threatened, or any basis therefor, which involves a risk of any judgment or liability which, if adversely determined, would have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Tweeter or any Subsidiary which has or may have a Material Adverse Effect.

      SECTION 5.15. PENSION PLANS. No employee benefit plan established or maintained by Tweeter or any Subsidiary or any other Person a member of the same "control group," as the Borrower (a "Pension Affiliate"), within the meaning of
Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which Tweeter or any Subsidiary contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by Tweeter or any Subsidiary to be, incurred with respect to any such plan by Tweeter or any Subsidiary or any Pension Affiliate. The execution, delivery and performance by Tweeter of this Agreement and the other Lender Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. Tweeter and its Subsidiaries have no Pension Plan other than those described on Schedule 5.15.

      SECTION 5.16. OUTSTANDING INDEBTEDNESS. The outstanding amount of Indebtedness for borrowed money, including Capitalized Lease Obligations and Guaranties of borrowed money, of Tweeter and its Subsidiaries as of the date hereof, is correctly set forth in Schedule 5.16 hereto, and said Schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all liens, charges and encumbrances securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which Tweeter or any Subsidiary may borrow any money.

      SECTION 5.17. ENVIRONMENTAL MATTERS. Except as set forth in the documents described in Schedule 5.17, copies of which have been provided to the Agent:

            (a) None of Tweeter, any Subsidiary or any operator of any of their respective properties is in violation, or to the knowledge of Tweeter is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect.

            (b) None of Tweeter, any Subsidiary or any operator of any of their respective properties has received written notice from any third party, including, without limitation, any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, as defined in 42 U.S.C.
Section 6903(5), any hazardous substances, as defined in 42 U.S.C.
Section 9601(14), any pollutant or contaminant, as defined in 42 U.S.C.
Section 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered Tweeter, any Subsidiary or another third party or parties (e.g. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

            (c) (i) Tweeter, each Subsidiary and each operator of any real property owned or operated by Tweeter is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best knowledge of Tweeter, no portion of property owned, operated or controlled by Tweeter or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in the course of normal day-to-day operations and in accordance with applicable Environmental Laws; (iii) to the best knowledge of Tweeter, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by Tweeter or any Subsidiary, which releases could have a Material Adverse Effect; (iv) to the best knowledge of Tweeter, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by Tweeter or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of Tweeter or any Subsidiary; (v) to the best knowledge of Tweeter, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by Tweeter or any Subsidiary.

            (d) None of the properties owned or leased by Tweeter or any Subsidiary is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

      SECTION 5.18. GOVERNMENTAL REGULATIONS. None of Tweeter, any Subsidiary or any other Affiliate of Tweeter is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrowers of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

      SECTION 5.19. MARGIN STOCK. Neither Tweeter nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is Tweeter or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.


                      ARTICLE 6 - REPORTS AND INFORMATION

      SECTION 6.1. INTERIM FINANCIAL STATEMENTS AND REPORTS.

            (a) As soon as available, and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Tweeter, Tweeter shall furnish to the Agent: (i) consolidated and consolidating balance sheets of Tweeter and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, shareholders' equity and cash flow of Tweeter and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and (ii) a Compliance Certificate.

            (b) Concurrently with each delivery of financial statements pursuant to subsection (a) above, Tweeter will deliver a management report, certified by its chief financial officer, (i) describing the operations and financial condition of Tweeter and its Subsidiaries for the month or quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year, (iii) discussing the reasons for any significant variations, (iv) stating that such officer has no knowledge of any Default or Event of Default except as specified in such certificate and (v) setting forth in reasonable detail information sufficient to show that Tweeter and its Subsidiaries are in compliance with the financial maintenance covenants referred to in Article 7.

      SECTION 6.2. ANNUAL FINANCIAL STATEMENTS AND BUDGETS.

            (a) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Tweeter, Tweeter shall furnish to the Agent and each Lender: (a) consolidated and consolidating balance sheets of Tweeter and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, shareholders' equity and cash flow of Tweeter and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by Deloitte & Touche LLP (or another "big six" accounting firm), or other independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof and (b) a Compliance Certificate.

            (b) As soon as available, but in any event prior to the commencement of each fiscal year, beginning with the fiscal year commencing October 1, 2001, Tweeter shall furnish to the Agent a copy of the income statement budget, the cash flow budget and the projected balance sheets of Tweeter and its Subsidiaries for the succeeding fiscal year, prepared by month and in accordance with GAAP (to the extent such budgets and projections may be prepared in accordance with GAAP), and detailing the assumptions upon which such projections have been made, such projections to be accompanied by a certificate of the chief financial officer to the effect that such projections have been prepared on the basis of sound financial planning practice, and that the chief financial officer has no reason to believe they are incorrect or misleading in any material respect. Such items shall be delivered prior to their final approval by Tweeter's Board of Directors and in sufficient time for the Lenders to comment on them before Board approval is obtained, and copies of such items as finally approved by the Board shall also be delivered to the Lenders.

      SECTION 6.3. NOTICE OF DEFAULTS, ETC. As soon as possible, and in any event within five (5) days after obtaining knowledge of the occurrence of each Default, Tweeter shall furnish to the Agent the statement of its chief executive officer or chief financial officer setting forth details of such Default and the action which Tweeter and its Subsidiaries have taken or propose to take with respect thereto. Promptly after becoming aware thereof, Tweeter shall give the Agent notice of any event or condition which is likely to have a Material Adverse Effect.

      SECTION 6.4. NOTICE OF LITIGATION. Promptly after obtaining knowledge of the commencement thereof, Tweeter shall furnish to the Agent written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Tweeter or any Subsidiary, which, if adversely determined, would have a Material Adverse Effect.

      SECTION 6.5. COMMUNICATIONS WITH OTHERS. At all times that the stock of Tweeter is or is proposed to be traded publicly, Tweeter shall furnish to the Agent copies of all regular, periodic and special reports and all registration statements which Tweeter files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

      SECTION 6.6. REPORTABLE EVENTS. At any time that Tweeter or any Subsidiary has a Pension Plan, Tweeter shall furnish to the Agent, as soon as possible, but in any event within thirty (30) days after Tweeter or any Subsidiary obtains knowledge that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which Tweeter or any Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

      SECTION 6.7. REPORTS TO OTHER CREDITORS. Promptly after filing the same, Tweeter shall furnish to the Agent copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of Tweeter or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

      SECTION 6.8. COMMUNICATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS. At any reasonable time and from time to time, Tweeter shall use its best efforts to provide the Agent and the Lenders and any agents or representatives of the Lenders access to the independent public accountants of Tweeter to discuss the financial condition of Tweeter and its Subsidiaries, including, without limitation, any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of Tweeter and its Subsidiaries. Promptly after the receipt thereof, Tweeter shall furnish to the Agent copies of (a) any management letter or other written recommendations concerning the management, finances, financial controls, or operations of Tweeter or any Subsidiary received from Tweeter's independent public accountants and (b) any written responses of Tweeter or any Subsidiary in response thereto.

      SECTION 6.9. ENVIRONMENTAL REPORTS. Tweeter shall furnish to the Agent and each Lender: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of Tweeter, threatened enforcement actions affecting Tweeter or any Subsidiary by any Governmental Agency related to Environmental Laws; (b) copies, within seven (7) days after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by Tweeter or any Subsidiary from any Governmental Agency; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting Tweeter or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health or the environment; and (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of Tweeter or any Subsidiary, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Agency.

      SECTION 6.10. NOTICE OF PERMITTED ACQUISITIONS. At least fifteen (15) Business Days prior to the consummation of any Permitted Acquisition, Tweeter shall furnish to the Agent (a) copies of the most recent audited and, if later, or, if audited statements are not available, unaudited financial statements of the Person which is the subject of such Permitted Acquisition, (b) a description of such proposed Permitted Acquisition in such detail as the Agent may reasonably request, including copies of letters of intent and draft purchase agreements or other acquisition documents executed or to be executed by Tweeter or any of its Subsidiaries in connection with the Permitted Acquisition, (c) an unaudited pro forma consolidated balance sheet and income statement of the Tweeter and its Subsidiaries as at the end of the most recent fiscal quarter but prepared as though the closing of such Permitted Acquisition had occurred on or prior to such date and related pro forma calculations, based on trailing four-quarter operating performance, pro forma debt and pro forma debt service based on scheduled principal payments and pro forma interest on total debt at then prevailing borrowing rates, indicating compliance on a pro forma basis as at such date and for the periods then ended with the financial covenants set forth in Section 7 and (d) unaudited projections of balance sheets and income statements and related calculations for the following four quarters, assuming the Permitted Acquisition has closed and indicating compliance, on a projected basis, for such periods with the financial covenants set forth in Section 7.

      SECTION 6.11. THEG, TOC, TWT AND VIDEO SCENE LEASES. THEG, TOC, TWT (and after consummation of the Sound Advice Acquisition, Sound Advice) and Video Scene will provide notice to the Agent, promptly after receipt thereof, of any notice of default received by THEG, TOC, TWT or Video Scene under any lease to which THEG, TOC, TWT (and after consummation of the Sound Advice Acquisition, Sound Advice) or Video Scene, respectively, is a party.

      SECTION 6.12. CYBERIAN JOINT VENTURE FINANCIAL REPORTS.

            (a) As soon as available, and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Cyberian Joint Venture, Tweeter shall furnish to the Agent a balance sheet of the Cyberian Joint Venture as of the end of such quarter and statements of income, shareholders' equity and cash flow of the Cyberian Joint Venture for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

            (b) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Cyberian Joint Venture, Tweeter shall furnish to the Agent and each Lender a balance sheet of the Cyberian Joint Venture as of the end of such fiscal year and statements of income, shareholders' equity and cash flow of Tweeter and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by Deloitte & Touche LLP (or another "big six" accounting firm), or other independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur.

      SECTION 6.13. MISCELLANEOUS. Tweeter shall provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time reasonably request, including Borrowing Base Reports and other information respecting the business, properties, prospects, condition or operations, financial or otherwise, of Tweeter and its Subsidiaries.

                        ARTICLE 7 - FINANCIAL COVENANTS

      On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, Tweeter and its Subsidiaries shall observe the following covenants:

      SECTION 7.1. RATIO OF CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED EBITDA. Tweeter and its Subsidiaries shall not permit the ratio of Consolidated Total Funded Debt, as of the end of any fiscal quarter, to Consolidated EBITDA for the four-quarter period ending on such date, commencing with the quarter ending June 30, 2001, to be greater than 3.00-to-1.00.

      SECTION 7.2. RATIO OF CONSOLIDATED OPERATING CASH FLOW TO CONSOLIDATED DEBT SERVICE. Tweeter and its Subsidiaries shall not permit, for any period of four consecutive fiscal quarters, commencing with the four-quarter period ending June 30, 2001, the ratio of Consolidated Operating Cash Flow to Consolidated Debt Service, to be less than 1.50-to-1.00.

      SECTION 7.3. CONSOLIDATED NET WORTH. Tweeter and its Subsidiaries shall, at all times, maintain a Consolidated Net Worth equal to or greater than the sum of (a)(i) prior to the Sound Advice Acquisition being consummated, One Hundred Ninety Million Five Hundred Thousand Dollars ($190,500,000) or (ii) after the Sound Advice Acquisition has been consummated, Two Hundred Twenty Million Dollars ($220,000,000) plus (b) 50% of cumulative Consolidated Net Income (without deduction for any losses) after March 31, 2001 for each quarter plus
(c) all amounts received by Tweeter and its Subsidiaries after March 31, 2001 from the issuance of equity interests.

      SECTION 7.4. RATIO OF CONSOLIDATED EBIT TO CONSOLIDATED INTEREST EXPENSE. Tweeter and its Subsidiaries shall not permit, for any period of four consecutive fiscal quarters, commencing with the four-quarter period ending June 30, 2001, the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than 3.50-to-1.00.

      SECTION 7.5. CONSOLIDATED CAPITAL EXPENDITURES. Tweeter and its Subsidiaries shall not make or incur any expenditure for fixed or capital assets, including assets financed under Capitalized Leases, but excluding capital expenditures incurred in Permitted Acquisitions, if, after giving effect thereto, the aggregate of all such expenditures made by Tweeter and its Subsidiaries would exceed the amounts set forth below for the corresponding fiscal years:

           FISCAL YEAR ENDING             CONSOLIDATED CAPITAL EXPENDITURES
           ------------------             ---------------------------------
           September 30, 2001                        $40,000,000
           September 30, 2002                        $55,000,000
           September 30, 2003 and                    $65,000,000
           Thereafter

Notwithstanding the foregoing, if Tweeter and its Subsidiaries do not expend the entire permitted Capital Expenditures in any fiscal year, Tweeter and its Subsidiaries may carry forward to the immediately succeeding fiscal year, and only to the immediately succeeding fiscal year, 100% of the unutilized portion of the permitted Capital Expenditures. All Capital Expenditures made by Tweeter and its Subsidiaries in such succeeding fiscal year shall first be applied to reduce the permitted Capital Expenditures for such succeeding fiscal year and then to reduce the carry forward from the previous fiscal year, if any.


                       ARTICLE 8 - AFFIRMATIVE COVENANTS

      On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Loan Parties covenant that Tweeter will, and will cause each of its Subsidiaries to, comply with the following covenants and provisions:

      SECTION 8.1. EXISTENCE AND BUSINESS. Tweeter and each Subsidiary will (a) subject to Section 9.6, preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to maintain such qualification would, individually or in the aggregate, have a Material Adverse Effect, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business and (d) engage only in the businesses which it is conducting on the date of this Agreement.

      SECTION 8.2. TAXES AND OTHER OBLIGATIONS. Tweeter and each Subsidiary (a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of its properties; provided, however, that Tweeter and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than sixty (60) days from the due date in the case of trade debt), all material lease obligations, trade debt and all other material Indebtedness incident to its operations. Tweeter and each Subsidiary shall cause all applicable tax returns and all amounts due thereunder to be filed and paid (except to the extent contested in accordance with the terms of Section 8.2), as the case may be, in order to maintain its good standing with the Internal Revenue Service and state, local and foreign tax authorities.

      SECTION 8.3. MAINTENANCE OF PROPERTIES AND LEASES. Tweeter and each Subsidiary shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. Tweeter and each Subsidiary shall replace and improve its properties as necessary for the conduct of its business. Tweeter and each Subsidiary shall comply in all material respects with all leases naming it as lessee.

      SECTION 8.4. INSURANCE. Tweeter and each Subsidiary (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner reasonably satisfactory to the Lenders, and in any event as customary for companies in similar businesses similarly situated; provided, however, that on prior notice to the Agent it may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. The provisions of the Security Documents relating to insurance shall not be limited by the provisions of this Section 8.4. On request of the Agent from time to time, Tweeter will render to the Agent a statement in reasonable detail as to all insurance coverage required by this Section 8.4. A description of the material elements of insurance coverage of Tweeter and its Subsidiaries as of the date hereof is set forth on Schedule 8.4.

      SECTION 8.5. RECORDS, ACCOUNTS AND PLACES OF BUSINESS. Tweeter and each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. Tweeter and each Subsidiary shall maintain adequate and proper reserves. Tweeter and its Subsidiaries shall not change their method of accounting with respect to any aspects of their business unless required due to a change in GAAP. Tweeter and its Subsidiaries shall not change their fiscal year without the prior written consent of the Agent, which will not be unreasonably withheld. Tweeter and each Subsidiary shall promptly notify the Agent of (a) any changes in the places of business of Tweeter or its Subsidiaries and (b) any additional places of business which may arise hereafter.

      SECTION 8.6. INSPECTION. At any reasonable time and from time to time, and unless a Default exists upon reasonable prior notice and only during normal business hours, the Loan Parties shall permit the Agent and the Lenders and any of the Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Tweeter and its Subsidiaries and to discuss the affairs, finances and accounts of Tweeter and its Subsidiaries with any of their officers or directors and with Tweeter's independent accountants. Additionally, Tweeter at its own expense, shall permit the Agent and any of the Agent's agents or representatives (a) to conduct field exams once each year and (b) to perform inventory appraisals once a year; provided, however that if an Event of Default exists, there shall be no restriction as to the frequency of such exams and appraisals. Information obtained pursuant to this Section 8.6 shall be subject to the provisions of
Section 14.6.

      SECTION 8.7. MAINTENANCE OF ACCOUNTS. Tweeter and its Subsidiaries shall maintain their primary operating, concentration and disbursement accounts with the Agent and may maintain additional cash management and concentration accounts with First Union National Bank. No less frequently than once each week, Tweeter and its Subsidiaries will cause all deposits in other depository accounts to be transferred and deposited in the concentration account maintained with the Agent. From time to time upon request of the Agent, Tweeter and its Subsidiaries will cause each institution in which it maintains deposits to enter into a blocked account agreement reasonably acceptable to the Agent.

      SECTION 8.8. FORMATION AND ACQUISITION OF SUBSIDIARIES. Upon the acquisition of a Subsidiary in connection with a Permitted Acquisition or upon the consummation of any other Permitted Acquisition, Tweeter shall execute and deliver or cause to be executed and delivered to the Agent (a) a pledge amendment with respect to the pledge of all of the capital stock or other ownership interests of such new Subsidiary, in form and substance reasonably satisfactory to the Agent, together with evidence in form and substance reasonably satisfactory to the Agent that all deliveries, filings, recordings, registrations and other actions, including, without limitation, the delivery of any certificates representing such capital stock, together, in the case of stock certificates, with an undated transfer power, in form and substance reasonably satisfactory to the Agent, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and evidence of the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the liens created by such pledge amendment; provided, however, that with respect to any such acquisition or series of related acquisitions as to which the aggregate purchase price is less than $2,000,000, the filing of such UCC-1 financing statements shall be made by the Loan Parties to the reasonable satisfaction of the Agent within 120 days of the closing of such acquisition, (b) a guaranty of all Lender Obligations by such Subsidiary and a security agreement of such Subsidiary, and legal opinions reasonably satisfactory to the Agent relating to such Subsidiary and the Permitted Acquisition, all in form and substance reasonably satisfactory to the Agent, together with evidence of the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Agent, desirable to perfect the liens created by such security agreement or the liens on the assets so acquired in connection with such Permitted Acquisition; provided, however, that with respect to any such acquisition or series of related acquisitions as to which the aggregate purchase price is less than $2,000,000, the filing of such UCC-1 financing statements shall be made by the Loan Parties to the reasonable satisfaction of the Agent within 120 days of the closing of such acquisition, (c) if the Permitted Acquisition includes any real property and if requested by the Agent, a mortgage of such real property and a title insurance policy insuring the lien of such mortgage in form and substance reasonably satisfactory to the Agent, and (d) such other documents, certificates and legal opinions with respect to such Subsidiary, the Permitted Acquisition, pledge amendment, guaranty, security agreement and related matters as the Agent may reasonably request.

      SECTION 8.9. LIMITATION ON THEG INDEBTEDNESS. THEG shall not (a) create, incur or suffer to exist any indebtedness, liabilities or other obligations of any kind, direct or contingent, whether required to be reflected on a balance sheet or not, other than Permitted THEG Liabilities; provided, however, that after the occurrence and during the continuance of an Event of Default THEG shall not create or incur Indebtedness in an aggregate amount greater than $250,000 and such Indebtedness shall only be incurred to its Affiliates without the Agent's prior written consent, or (b) without the prior written consent of the Agent, enter into any contract, agreement or undertaking with any Person other than for the purchase of inventory in the ordinary course of business from New England Audio, except for the Lender Agreements, contracts, agreements or undertakings with respect to Permitted THEG Liabilities.

      SECTION 8.10. LIMITATION ON TOC INDEBTEDNESS. TOC shall not (a) create, incur or suffer to exist any indebtedness, liabilities or other obligations of any kind, direct or contingent, whether required to be reflected on a balance sheet or not, other than Permitted TOC Liabilities; provided, however, that after the occurrence and during the continuance of an Event of Default TOC shall not create or incur Indebtedness in an aggregate amount greater than $250,000 and such Indebtedness shall only be incurred to its Affiliates without the Agent's prior written consent, or (b) without the prior written consent of the Agent, enter into any contract, agreement or undertaking with any Person other than for the purchase of inventory in the ordinary course of business from New England Audio, except for the Lender Agreements, contracts, agreements or undertakings with respect to Permitted TOC Liabilities.

      SECTION 8.11. LIMITATION ON VIDEO SCENE INDEBTEDNESS. Video Scene shall not (a) create, incur or suffer to exist any indebtedness, liabilities or other obligations of any kind, direct or contingent, whether required to be reflected on a balance sheet or not, other than Permitted Video Scene Liabilities; provided, however, that after the occurrence and during the continuance of an Event of Default Video Scene shall not create or incur Indebtedness in an aggregate amount greater than $250,000 and such Indebtedness shall only be incurred to its Affiliates without the Agent's prior written consent, or (b) without the prior written consent of the Agent, enter into any contract, agreement or undertaking with any Person other than for the purchase of inventory in the ordinary course of business from New England Audio, except for the Lender Agreements, contracts, agreements or undertakings with respect to Permitted Video Scene Liabilities.

      SECTION 8.12. LIMITATION ON TWT AND SOUND ADVICE INDEBTEDNESS. TWT and, following the consummation of the South Advice Acquisition, Sound Advice shall not (a) create, incur or suffer to exist any indebtedness, liabilities or other obligations of any kind, direct or contingent, whether required to be reflected on a balance sheet or not, other than Permitted Sound Advice Liabilities; provided, however, that after the occurrence and during the continuance of an Event of Default Sound Advice shall not create or incur Indebtedness in an aggregate amount greater than $250,000 and such Indebtedness shall only be incurred to its Affiliates without the Agent's prior written consent, or (b) without the prior written consent of the Agent, enter into any contract, agreement or undertaking with any Person other than for the purchase of inventory in the ordinary course of business from New England Audio, except for the Lender Agreements, contracts, agreements or undertakings with respect to Permitted Sound Advice Liabilities.


                         ARTICLE 9 - NEGATIVE COVENANTS

      On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitments, the Borrowers covenant that neither Tweeter nor any of its Subsidiaries will:

      SECTION 9.1. RESTRICTIONS ON INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

            (a) Indebtedness outstanding at the date of this Agreement as set forth on Schedule 5.16 but no refinancings thereof.

            (b) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

            (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which Tweeter or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner reasonably satisfactory to the Lenders and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

            (d) Indebtedness in an amount not to exceed $1,000,000 in respect of purchase money security interests permitted under Section 9.2(b) hereof.

            (e)   Indebtedness to the Lenders.

            (f) Unsecured Indebtedness in addition to the Indebtedness otherwise permitted hereunder not to exceed $500,000 in the aggregate.

            (g) Indebtedness in an amount not to exceed $5,000,000 in connection with the long-term mortgage financing including any refinancing thereof for the acquisition cost of the Canton Facility with recourse only to the Canton Facility and not to any other asset of New England Audio, Tweeter or any Subsidiary, and on such other terms and conditions reasonably approved by the Agent.

            (h) The THEG Loans, TOC Loans, Tweeter Trust Loans and Video Scene Loans so long as the obligations of THEG, TOC, the Borrowers and Video Scene thereunder, are subordinated to the Lender Obligations pursuant to the Subsidiary Subordination Agreements.

            (i) The Sound Advice Loans so long as (i) the Sound Advice Acquisition has been consummated and (ii) the obligations of Sound Advice thereunder are subordinated to the Lender Obligations pursuant to the Subsidiary Subordination Agreements.

            (j) Indebtedness of a Subsidiary in an amount not to exceed $2,000,000 which is assumed in connection with a Permitted Acquisition, provided that such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition and shall not remain outstanding for period of more than one hundred and twenty (120) days after the date of such Permitted Acquisition.

      SECTION 9.2. RESTRICTION ON LIENS. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the claims of its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the UCC) with or without recourse (collectively, "Encumbrances"); provided, however, that Tweeter or any Subsidiary may create or incur or suffer to be created or incurred or to exist:

            (a)   Existing liens and security interests described in Schedule
5.16 securing presently outstanding Indebtedness permitted by Section 9.1(a).

            (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by Tweeter or a Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

            (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of
Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.2.

            (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of Tweeter and its Subsidiaries.

            (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings reasonably satisfactory to the Agent.

            (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

            (g)   Liens in favor of the Agent for the benefit of the Lenders.

                  (h) Liens securing Indebtedness permitted by Section 9.1(j) which were not granted in contemplation of the applicable Permitted Acquisition and which are terminated not more than one hundred twenty (120) days after the date of such Permitted Acquisition.

Nothing contained in this Section 9.2 shall permit Tweeter to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

      SECTION 9.3. INVESTMENTS. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

            (a) Investments having a maturity of less than one year from the date thereof by the Borrower in: (i) obligations of the Agent or any of the Lenders; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Agent or any of the Lenders; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Rating Service, a division of The McGraw-Hill Companies , respectively, or their successors.

            (b) Existing Investments of Tweeter in its Subsidiaries and other Investments, as described on Schedule 9.3, and Investments in wholly-owned Subsidiaries pursuant to Permitted Acquisitions.

            (c) Investments consisting of normal travel and similar advances to employees of Tweeter and its Subsidiaries not exceeding $200,000 in the aggregate at any one time outstanding.

            (d) Investments in addition to the Investments otherwise permitted hereunder not to exceed $500,000 in the aggregate at any time.

            (e)   Investments permitted under Section 9.6.

            (f)   Investments consisting of Tweeter Trust Loans.

            (g) Investments consisting of the THEG Loans, the TOC Loans and the Video Scene Loans.

            (h) Investments consisting of a contribution of up to $4,500,000 in the aggregate to the Cyberian Joint Venture after the date of formation thereof in accordance with the Cyberian Joint Venture Agreement.

            (i) Investments consisting of the Sound Advice Loans after the Sound Advice Acquisition has been consummated.

      SECTION 9.4. DISPOSITIONS OF ASSETS. Sell, lease or otherwise dispose of any assets except for the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business; provided that from and after the date hereof, Tweeter and its Subsidiaries may sell, lease or otherwise dispose of fixed assets no longer necessary for the Borrowers' business and having fair market value, in the aggregate, of not more than $250,000; and provided further that New England Audio may enter into the Canton Sale-Leaseback Transaction.

      SECTION 9.5. ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for (a) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of stores in an aggregate amount not to exceed $2,000,000 and (c) Guaranties by Tweeter of the obligations of any Subsidiary, and guaranties by any Subsidiary of the obligations of any other Subsidiary or Tweeter, in each case to the extent such primary obligations are permitted hereunder.

      SECTION 9.6. MERGERS, ETC. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Subsidiary may merge into Tweeter or any other Subsidiary and (b) Tweeter and its Subsidiaries may undertake Permitted Acquisitions; provided, however, the Lenders and the Agent hereby consent to the merger of TWT with and into Sound Advice substantially in accordance with the terms and conditions set forth in the Sound Advice Merger Agreement (the "Sound Advice Acquisition") and waive any violation of Sections 5.4, 9.3 and 9.10 of this Agreement as a result of the Sound Advice Acquisition; provided that effective with the Sound Advice Acquisition, the Loan Parties shall execute and deliver an amendment to this Agreement whereby Sound Advice
(a) confirms that it has become a Guarantor of all Lender Obligations and grants to the Agent a security interest in all of its assets to secure the Lender Obligations, (b) the Agent shall have received a certificate from an officer of the Loan Parties certifying that (i) the Sound Advice Acquisition has been consummated, (ii) the representations and warranties of the Loan Parties contained in the Lender Agreements and in the Sound Advice Merger Agreement are true and correct as of the date thereof and (iii) attached thereto are updated schedules to this Agreement which incorporate the addition of Sound Advice as a Guarantor hereunder and (c) Sound Advice and the Loan Parties execute and deliver such additional documents, certificates, opinions and consents as the Agent may reasonably request in connection with the Sound Advice Acquisition.

      SECTION 9.7. ERISA. At any time while Tweeter or any Subsidiary has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by Tweeter or any Subsidiary or to which contributions are made by Tweeter or any Subsidiary (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code, and at all times comply in all material respects with the provisions of the Pension Reform Act and Internal Revenue Code which are applicable to the Plans. Tweeter will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of Tweeter or any Subsidiary.

      SECTION 9.8. RESTRICTED PAYMENTS. Directly or indirectly (through any Affiliate or otherwise), declare, pay or make any Restricted Payment, other than
(a) payments to be made to employees or directors of Tweeter upon termination of their employment pursuant to Tweeter's Stock Option Plan (and agreements entered into thereunder), provided that such payments under this clause (a) do not exceed $400,000 in the aggregate in any given fiscal year and (b) payments not to exceed $75,000 in any fiscal year to be made to repurchase shares of Tweeter capital stock from employees in connection with termination of their employment with Tweeter; or (b) payments of principal and interest on the Tweeter Trust Loan to the extent permitted under the Subsidiary Subordination Agreement.

      SECTION 9.9. SALE AND LEASEBACK. Sell or transfer any of its properties other than the sale of the Canton Facility and up to twelve (12) additional retail properties owned by the Loan Parties in connection with the Permitted Sale Leaseback Transaction with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

      SECTION 9.10. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that (a) Tweeter and its Subsidiaries may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in Tweeter's or its Subsidiaries' business,
(b) Tweeter Trust, New England Audio and NEA Delaware may enter into and perform their obligations under the Tweeter Trust Loans, (c) Tweeter Trust, New England Audio, THEG, TOC and Video Scene may enter into and perform their obligations under the THEG Loans, the TOC Loans and the Video Scene Loans and after the consummation of the Sound Advice Acquisition, Tweeter Trust, New England Audio and Sound Advice may enter into and perform its obligations under the Sound Advice Loans, (d) Tweeter and its Subsidiaries may enter into licensing agreement with NEA Delaware for the licensing and use of intellectual property,
(e) Tweeter and its Subsidiaries may enter into an Inventory Procurement and Services Agreement (the "Cyberian Purchasing Agreement") with the Cyberian Joint Venture, and may hereafter enter into amendments to the Cyberian Purchasing Agreement with the written consent of the Agent, which consent shall not be unreasonably withheld or delayed, and (f) Tweeter and its Subsidiaries may enter into other transactions with Affiliates on terms that are no less favorable to Tweeter or any Subsidiary than those which could be obtained at the time from Persons who are not Affiliates.

      SECTION 9.11. PREFERRED STOCK. No Loan Party shall, without the Agent's prior consent, issue any preferred stock except in accordance with the Shareholders' Rights Agreement between Tweeter Home Entertainment Group, Inc. and Fleet National Bank to be effective immediately prior to the closing of the Tweeter IPO.


                  ARTICLE 10 - EVENTS OF DEFAULT AND REMEDIES

      SECTION 10.1. EVENTS OF DEFAULT. Each of the following events shall be deemed to be Events of Default hereunder:

            (a)   The Loan Parties shall fail to make any payment in respect of
(i) the principal of any of the Lender Obligations as the same shall become due, whether at the stated payment dates, required prepayment or by acceleration, demand or otherwise or
(ii) interest or commitment fees on or any other amount due in respect of any of the Lender Obligations as the same shall become due, and such failure shall continue for a period of five (5) days.

            (b) Tweeter or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Section 6.1, 6.2 or 6.3,
Article 7 or Article 9 (excluding Sections 9.7 and 9.10 and excluding failure to perform or observe the provisions of Section 9.5 if the aggregate principal amount of the Indebtedness involved is less than $50,000) hereof.

            (c) Tweeter or any Subsidiary shall fail to perform or observe any other term, covenant, condition or provision not described in clauses (a) or (b) above to be performed or observed by Tweeter or such Subsidiary under this Agreement or any other Lender Agreement, and such failure shall not be rectified or cured to the Agent's satisfaction within thirty (30) days after the earlier of the date on which Tweeter or any Subsidiary shall have first known of such failure or the Agent shall have first notified Tweeter of such failure.

            (d) Any representation or warranty of Tweeter or any Subsidiary herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective.

            (e) Tweeter or any Subsidiary shall fail to make any payment of principal of or interest on Indebtedness for money borrowed by it or any Guaranty of money borrowed, in either case an outstanding principal amount greater than $250,000, when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness.

            (f) Tweeter or any Subsidiary shall be involved in financial difficulties as evidenced:

                  (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                  (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11 and such order shall not have been vacated or stayed on appeal or otherwise stayed within 90 days;

                  (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                  (v) by the entry of an order by a court of competent jurisdiction (A) by finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 90 days;

                  (vi) by the filing of a petition against Tweeter or any Subsidiary said Title 11 which shall not be vacated within 90 days; or

                  (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

            (g) There shall have occurred a judgment against Tweeter or any Subsidiary in any court (i) for an amount in excess of $250,000 not covered by insurance, and from which no appeal has been taken or with respect to which all appeal periods have expired, or (ii) which shall have a materially adverse effect upon the assets, properties or condition, financial or otherwise, of Tweeter and its Subsidiaries on a consolidated basis.

            (h)   A Change of Control shall have occurred.

                  (i) Any "Event of Default" under any other Lender Agreement shall have occurred.

      SECTION 10.2. REMEDIES. Upon the occurrence of an Event of Default, in each and every case, the Agent may, with the consent of the Majority Lenders, and upon the request of the Majority Lenders, shall proceed to protect and enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement (other than Interest Rate Protection Agreements which shall be governed by the terms thereof) or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement (other than Interest Rate Protection Agreements which shall be governed by the terms thereof) or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Lender Obligations (other than Lender Obligations arising under Interest Rate Protection Agreements which shall be governed by the terms thereof), shall automatically become due and payable without notice or demand) by notice in writing to the Borrowers declare (a) the obligations of the Lenders to make Revolving Credit Advances to be terminated, whereupon such obligations shall be terminated, and (b) all or any part of the unpaid balance of the Lender Obligations (other than Lender Obligations arising under Interest Rate Protection Agreements which shall be governed by the terms thereof) then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to any Loan Party or to any Subsidiary, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Agent or any Lender or with any other Person controlling, controlled by or under common control with the Agent or any Lender.

      SECTION 10.3. LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Agent may require the Borrowers at such time to deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Lender Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Amount shall have been satisfied and all other Lender Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

      SECTION 10.4. DISTRIBUTION OF PROCEEDS. Notwithstanding anything to the contrary contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from any Loan Party or otherwise, such monies shall be distributed for application as follows:

            (a) First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

            (b) Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

            (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

            (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

            (e) Fifth, the excess, if any, shall be returned to the Loan Parties or to such other Persons as are entitled thereto.

              ARTICLE 11 - CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

         SECTION 11.1. ACTIONS BY LENDERS. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 11.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Loan Parties of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Loan Parties and the Majority Lenders; provided, however, that without the written consent of all Lenders:

                  (a) no reduction in the interest rates on or any fees relating to the Revolving Credit Advances shall be made;

                  (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Revolving Credit Advances;

                  (c) no increase in the Maximum Revolving Credit Amount, or extension of the Revolving Credit Termination Date shall be made;

                  (d) no release of all or substantially all of the collateral security for, or any guarantor of, the Lender Obligations shall be made;

                  (e) no change in the definition of the term "Majority Lenders" shall be made; and

                  (f) no change in the provisions of this Section 11.1 shall be made.

         SECTION 11.2. ACTIONS BY BORROWERS. No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against the Loan Parties or any other interested party shall constitute a waiver. A breach by the Loan Parties of their obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section
11.1. The Agent's and the Lenders' waiver of the Loan Parties' breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Loan Parties hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Notes or any other Lender Obligation or (ii) under any other Lender Agreement. No course of dealing between the Loan Parties and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 11.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and the Loan Parties shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.

                      ARTICLE 12 - SUCCESSORS AND ASSIGNS

         SECTION 12.1. GENERAL. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Loan Parties may not assign their rights or obligations under this Agreement and (b) each Lender may assign its rights in this Agreement only as set forth below in this
Article 12.

         SECTION 12.2. ASSIGNMENTS.

                  (a) Assignments. In compliance with applicable laws with respect to such assignment and with the consent of Tweeter (provided that if there shall exist a Default, the consent of Tweeter shall not be required for any such assignment) and the Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Revolving Credit Note and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Loan Parties and the Agent, substantially in the form of Exhibit N attached hereto. Any assignment under this Section 12.2(a) shall be in a minimum amount of $5,000,000 with respect to the Commitment Percentage of the Maximum Revolving Credit Amount. In connection with any assignment under this Section 12.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $3,000. The Lenders recognize that the proposed assignment hereunder to a foreign bank that would trigger any tax withholding requirement pertaining to payments to be made to such foreign bank shall constitute a reasonable ground for New England Audio or its Subsidiaries to withhold consent to the proposed assignment pursuant to this
Section 12.2.

                  (b) Assignment Procedures. In the event of an assignment in accordance with Section 12.2(a), upon execution and delivery of such an assignment at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor


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

Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Revolving Credit Note is issued to the Successor Lender and a replacement Revolving Credit Note is issued to the assigning Lender in principal amounts reflecting their respective revised interests.

                  (c) Register. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender and (iii) the amounts of the Revolving Credit Advances owing to each Lender from time to time. The entries in the Register shall, if made in good faith, be conclusive, in the absence of manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Further Assurances. The Loan Parties shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

                  (e) Assignments to Federal Reserve Bank. Any Lender may at any time pledge or assign all or any portion of its rights under the Lender Agreements, including any portion of its Revolving Credit Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release such Lender from its obligations under any of the Lender Agreements.

         SECTION 12.3. PARTICIPATIONS. Any Lender may, without the consent of the Loan Parties or the Agent, at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Revolving Credit Note and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

                  (a) Amount. Each such participation shall be in a minimum amount of at least $2,500,000.

                  (b) Procedure. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrowers hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 11.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

                  (c) Dealing with Lenders. The Loan Parties shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.


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

                  (d) Rights of Credit Participants. The Loan Parties agree that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.7, 2.8, 2.9, 2.11, 2.12 and 14.5, and the set-off rights in Section 10.2 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

                  (e) Notice. At the time of granting any participation, the Lender granting such participation shall notify the Agent.

                             ARTICLE 13 - THE AGENT

         SECTION 13.1. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations; (b) hold and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Borrowers' Indebtedness hereunder, act at the direction of the Majority Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

         SECTION 13.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 12 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such


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counsel, accountants or experts; (c) makes no warranty or representations to any
Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Loan Parties or any other Person or to inspect the property (including the books and records) of the Loan Parties or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

         SECTION 13.3. AGENT AS A LENDER. With respect to its Revolving Credit Commitment Percentage of the Revolving Credit Advances hereunder, Fleet National Bank shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include Fleet National Bank in its individual capacity. Fleet National Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Loan Parties, any of the Loan Parties' Affiliates and any Person who may do business with or own securities of the Loan Parties or any such Affiliate of the Loan Parties, all as if Fleet National Bank were not the Agent and without any duty to account therefor to the Lenders.

         SECTION 13.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 13.5. INDEMNIFICATION OF AGENT. Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by the Loan Parties), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including


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

counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Loan Parties.

         SECTION 13.6. SUCCESSOR AGENT. Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Tweeter. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to Tweeter. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

         SECTION 13.7. AMENDMENT OF ARTICLE 13. The Loan Parties hereby agree that the foregoing provisions of this Article 13 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 13.6, the Loan Parties are not parties to or bound by such foregoing provisions) and that any and all of the provisions of this
Article 13 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Loan Parties (other than the requirement of notice to the Tweeter of the resignation of the Agent and the appointment of a successor Agent).

                           ARTICLE 14 - MISCELLANEOUS

         SECTION 14.1. NOTICES. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

                  (a) If to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Telecopier No. (617) 434-8102, Attention: Mr. Michael J. Bassick, Vice President, with a copy to: Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Telecopier No. 617-523-1231, Attention: Edward Matson Sibble, Jr., P.C., or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to Tweeter and the Lenders.

                  (b) If to any of the Loan Parties, c/o Tweeter Home Entertainment Group, Inc. at 10 Pequot Road, Pequot Industrial Park, Canton, Massachusetts 02021, Telecopier No. (617)


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

821-9956, Attention: Joseph McGuire, Chief Financial Officer, with a copy to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110-3333, Telecopier No. (617) 574-4112, Attention: Kitt Sawitsky, Esq. and Daniel Avery, Esq., or at such other address(es) or to the attention of such other Person(s) as New England Audio shall from time to time designate in writing to the Agent and the Lenders.

                  (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Borrowers.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given three (3) days after deposit in the mails. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

         A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrowers as having been given by the Lenders.

         SECTION 14.2. MERGER. This Agreement and the other Lender Agreements and documents contemplated hereby constitute the entire agreement of the Loan Parties and the Agent and the Lenders and express their entire understanding with respect to credit advanced or to be advanced by the Lenders to the Loan Parties.

         SECTION 14.3. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts without regard to principles governing choice of law. Each Loan Party and each Subsidiary hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and to the non-exclusive jurisdiction of any Federal court of the United States located in the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of this Agreement or any other Lender Agreement or any of the transactions contemplated hereby or thereby.

         SECTION 14.4. COUNTERPART; REPLACEMENT OF INSTRUMENTS. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement. Upon receipt of an affidavit of an officer of and customary indemnity from the Agent or any Lender as to the loss, theft, destruction or mutilation of a Revolving Credit Note or any other Lender Agreement which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Revolving Credit Note or other Lender Agreement, the Loan Parties will issue, in lieu thereof, a replacement Revolving Credit Note or other Lender Agreement in the same principal amount thereof and otherwise of like tenor.


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         SECTION 14.5. EXPENSES AND INDEMNIFICATION.

                  (a) The Borrowers agree to pay, jointly and severally, on demand, all of the Agent's and the Lenders' reasonable expenses in connection with the preparation, administration, waiver or amendment of this Agreement, the Lender Agreements and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin Procter LLP and solely with respect to the preparation of this Agreement First Union National Bank's special counsel, Pepper Hamilton LLP, allocated costs of in-house legal counsel, accounting, consulting, brokerage and other similar professional fees or expenses, any fees or expenses associated with travel and other costs relating to any appraisals, audits or examinations conducted in connection with the credits extended hereunder or any collateral therefor. The Borrowers also agree to pay, jointly and severally, on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Lenders, including, without limitation, reasonable legal and accounting fees, in connection with the collection of amounts due hereunder and under all other Lender Agreements upon the occurrence of an Event of Default hereunder, the exercise, revision, preservation, protection or enforcement of any of the Agent's or the Lenders' rights against the Loan Parties or other options under this Agreement, the Revolving Credit Notes and all other Lender Agreements and the administration of special problems that may arise under this Agreement or any other Lender Agreement. The Borrowers also agree, jointly and severally, to pay all stamp and other similar taxes in connection with the execution and delivery of this Agreement and related instruments and documents. The Loan Parties also agree to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

                  (b) Without limitation of any other obligation or liability of the Loan Parties or right or remedy of the Agent or the Lenders contained herein, the Loan Parties hereby covenant and agree, jointly and severally, to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Loan Parties hereunder, such indemnified party shall notify the Loan Parties in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder unless and only to the extent the Loan Parties demonstrate to the reasonable satisfaction of such party that such failure to provide notice prejudiced the Loan Parties in their defense of such claim. The Loan Parties shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at their own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Loan Parties in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to


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

participate in the defense of such matter at its own expense. In the event that
(a) the employment of separate counsel by an indemnified party has been authorized in writing by the Loan Parties, (b) the Loan Parties have failed to assume the defense of such matter within fifteen (15) days of notice thereof from the indemnified party, or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Loan Parties, then the Loan Parties shall not have the right to assume the defense of such matter with respect to such indemnified party. The Loan Parties shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

         SECTION 14.6. CONFIDENTIALITY. The Agent and the Lenders agree to use, and to cause their officers, directors and employees to use, commercially reasonable efforts to keep in confidence all financial data and other information relative to the affairs of Tweeter and its Subsidiaries heretofore furnished or which may hereafter be furnished to them pursuant to the provisions of this Agreement; provided, however, that this Section 14.6 shall not be applicable to information otherwise disseminated to the public by Tweeter or any of its Affiliates; and provided further, that such obligation of the Agent and the Lenders shall be subject to the Agent's or the Lenders', as the case may be,
(a) obligation to disclose such information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to bank examiners, affiliates, auditors, accountants and counsel who agree to keep such information confidential and (c) right to disclose any such information (i) in connection with the transactions set forth herein including assignments or the sale of participation interests pursuant to Article 12, so long as such potential assignees or participants shall agree in writing to be bound by the terms of this Section 14.6 or (ii) in connection with any litigation or dispute involving the Agent or any transfer or other disposition by the Agent or the Lenders, as the case may be, of any of the Lender Obligations; provided that information disclosed pursuant to this provision shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof.

         SECTION 14.7. RELIANCE ON REPRESENTATIONS AND ACTIONS OF TWEETER. The Loan Parties hereby appoint New England Audio as the Loan Parties' agent to execute, deliver and perform, on behalf of the Loan Parties, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any of the other Lender Agreements, and the Loan Parties hereby agree that the Agent and the Lenders may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Agent or the Lenders in good faith believe to have been executed or made by New England Audio or Tweeter on its behalf or any of their executive officers, and the Loan Parties hereby further, jointly and severally, agree to indemnify and hold the Agent and the Lenders harmless for any action, including the making of Revolving Credit Advances hereunder, and any loss or expense, taken or incurred by any of them as a result of their good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

         SECTION 14.8. JOINT AND SEVERAL OBLIGATIONS. All obligations of any Borrowers hereunder, under the Revolving Credit Notes and under all other Lender Agreements shall be


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joint and several obligations of the Borrowers, and all obligations of the
Guarantors hereunder and under all other Lender Agreements shall be joint and several obligations of the Guarantors.

         SECTION 14.9. USURY LIMITATION. All agreements between the Loan Parties and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Lender Obligations exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this provision shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Loan Parties and the Lenders in the execution, delivery and acceptance of this Agreement and the other Lender Agreements to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Lender Agreements at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Lender Obligations and not to the payment of interest. This provision shall control every other provision of all Lender Agreements.

         SECTION 14.10. WAIVER OF JURY TRIAL; VENUE. EACH LOAN PARTY, THE AGENT AND THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER LENDER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE CREDITS HEREUNDER OR ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LENDER AGREEMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH LOAN PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH LOAN PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT AND PROVIDE THE CREDITS HEREUNDER. EACH


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LOAN PARTY AND LENDER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT
OR ANY OF THE OTHER LENDER AGREEMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY
SUCH SUIT BEING MADE UPON ANY LOAN PARTY OR LENDER BY MAIL AT THE ADDRESS SET FORTH IN SECTION 14.1. EACH LOAN PARTY AND LENDER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH
COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Loan Parties, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.


                                       NEW ENGLAND AUDIO CO., INC.

                                       By: _____________________________
                                              Name: Joseph McGuire
                                              Title:   Vice President and Chief
                                                       Financial Officer




                                       NEA DELAWARE, INC.

                                       By:_______________________________
                                             Name: Joseph McGuire
                                             Title:   Vice President and Chief
                                                      Financial Officer




                                       TWEETER HOME ENTERTAINMENT GROUP, INC.

                                       By: _______________________________
                                              Name: Joseph McGuire
                                              Title:   Vice President and Chief
                                                          Financial Officer




                                       TWEETER HOME ENTERTAINMENT GROUP
                                       FINANCING COMPANY TRUST

                                       By: ________________________________
                                             Name: Joseph McGuire
                                             Title:   Vice President and Chief
                                                      Financial Officer



                                       THEG USA, L.P

                                       By:  New England Audio Co., Inc.,
                                            General Partner

                                       By:_________________________________
                                              Name: Joseph McGuire
                                              Title:   Vice President and Chief
                                                          Financial Officer

                                       TWEETER OF CALIFORNIA, INC.

                                       By:_________________________________
                                               Name: Joseph McGuire
                                               Title:   Vice President and Chief
                                                           Financial Officer

                                       THE VIDEO SCENE INC.

                                       By:_________________________________
                                              Name: Joseph McGuire
                                              Title:   Vice President and Chief
                                                          Financial Officer


                                       TWT ACQUISITION CORP.

                                       By: ________________________________
                                              Name: Joseph McGuire
                                              Title:   President


                                       FLEET NATIONAL BANK, as Agent

                                       By:_________________________________
                                              Name: Michael J. Bassick
                                              Title:   Vice President


                                       FLEET NATIONAL BANK

                                       By: ________________________________
                                             Name: Michael J. Bassick
                                             Title:   Vice President




                                       FIRST UNION NATIONAL BANK

                                       By: ________________________________
                                              Name
                                              Title:

                                   SCHEDULE 1

                             Commitment Percentages

                                                      Commitment                           Maximum Amount
           Lender                                     Percentage                   of Revolving Credit Advances
           ------                                     ----------                   ----------------------------
Fleet National Bank                                     66.67%                             $50,000,000.00
First Union National Bank                               33.33%                             $25,000,000.00

                                   SCHEDULE 2

                                Pricing Schedule

         The Eurodollar Rate Margin, the Base Rate Margin and the Applicable Commitment Fee on any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

                   STATUS                         LEVEL I           LEVEL II         LEVEL III         LEVEL IV
                   ------                         -------           --------         ---------         --------
Eurodollar Rate Margin                              1.25              1.50             1.75              2.00
Commitment Fee                                      0.25              0.25             0.375            0.375

         For purposes of this Schedule, the following terms have the following meanings:

                  "Level I Status" exists at any date if, at such date, the Applicable Leverage Ratio is less than 1.50-to-1.00 and no Default exists.

                  "Level II Status" exists at any date if, at such date, the Applicable Leverage Ratio is equal to or greater than 1.50-to-1.00 and less than 2.00-to-1.00 and no Default exists.

                  "Level III Status" exists at any date if, at such date, the Applicable Leverage Ratio is equal to or greater than 2.00-to-1.00 and less than 2.50-to-1.00 and no Default exists.

                  "Level IV Status" exists at any date if, at such date, no other Status exists.

                  "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

         For the period from the Closing Date through the date five Business Days following the Agent's receipt of the financial statements of Tweeter and its Subsidiaries for the period ended June 30, 2001, the Status shall be deemed to be Level I so long as no Default exists. Thereafter, the "Applicable Leverage Ratio" shall be determined on the date five Business Days following the Agent's receipt of the financial statements of Tweeter and its Subsidiaries for the previous fiscal quarter certified by the chief financial officer of Tweeter, commencing with receipt of the financial statements for the fiscal quarter ending June 30, 2001, and shall be equal to the Consolidated Leverage Ratio in effect as of the end of such previous fiscal quarter as reflected on such financial statements.

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$_____________                                                            [Date]
                                                           Boston, Massachusetts

         FOR VALUE RECEIVED, the undersigned, NEW ENGLAND AUDIO CO., INC., a Massachusetts corporation, and NEA DELAWARE, INC., a Delaware corporation (the "Borrowers"), jointly and severally, HEREBY PROMISE TO PAY to the order of ______________________________________ (the "Lender") the principal sum of
[___________________________________] DOLLARS ($____________) (or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by the Lender to the Borrowers pursuant to the Credit Agreement as hereinafter defined), together with interest on the unpaid principal from time to time outstanding at the rate or rates and computed and payable at the times as described in the Credit Agreement. The entire balance of outstanding principal and accrued and unpaid interest shall be paid in full on the Revolving Credit Termination Date (as defined in the Credit Agreement).

         This note represents indebtedness for one or more Revolving Credit Advances made by the Lender to the Borrowers under the Credit Agreement dated as of June __, 2001 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") by and among the Borrowers, the Guarantors, the Lenders from time to time parties thereto and Fleet National Bank, as Agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

         The Borrowers shall have the right, at any time, to voluntarily prepay all or any part of the outstanding principal amount of this note subject to the provisions of the Credit Agreement.

         In addition to the payment of interest as provided above, the Borrowers shall, jointly and severally, on demand, pay interest on any overdue installments of principal and, to the extent permitted by applicable law, on overdue installments of interest at the rate set forth in the Credit Agreement.

         The holder of this note is entitled to all the benefits and rights of a Lender under the Credit Agreement to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this note, or any portion hereof, shall become immediately due and payable. Any capitalized term used in this note which is not otherwise expressly defined herein shall have the meaning ascribed thereto in the Credit Agreement.

         The Borrowers hereby waive presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this note.

         No delay or omission on the part of the holder of this note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         The Borrowers, jointly and severally, hereby agree to pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or paid by the holder of this note in enforcing this note on default.

         THE LENDER AND THE BORROWERS AGREE THAT NEITHER OF THEM NOR ANY OF THEIR ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS NOTE, THE CREDIT AGREEMENT, ANY LENDER AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION WITH ANY OF THE FOREGOING, ANY COLLATERAL SECURING ALL OR ANY PART OF THE LENDER OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY EACH OF THE LENDER AND THE BORROWERS WITH THEIR RESPECTIVE COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR ANY BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         This note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).


                                       NEW ENGLAND AUDIO CO., INC.



                                       By:___________________________________
                                       Name:
                                       Title:



                                       NEA DELAWARE, INC.



                                       By:___________________________________
                                       Name:
                                       Title:

                                    EXHIBIT B

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING

                               _____________, 200_


Fleet National Bank, as Agent
100 Federal Street, Boston, Massachusetts  02110
Attention:  Mr. Michael J. Bassick

         Re: Credit Agreement dated as of June __, 2001 by and among New England Audio Co., Inc., NEA Delaware, Inc., the Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to Section 2.1 of the Credit Agreement, the undersigned hereby requests that the Lenders make Revolving Credit Advances to the Borrowers in the aggregate amount of $________ on ____________, ____.

         The representations and warranties contained or referred to in Article 5 of the Credit Agreement are true and accurate on and as of the effective date of the requested Revolving Credit Advances as though made at and as of such date (except as to representations and warranties made as of a certain date, which shall be true and correct as of such date, except as to transactions permitted by the Credit Agreement, and except that the references in the Agreement to the 2000 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section
6.2 of the Credit Agreement); and no Default has occurred and is continuing or will result from the requested Revolving Credit Advances.


                                NEW ENGLAND AUDIO CO., INC.
                                (for itself and as agent for NEA Delaware, Inc.)



                                By:___________________________________
                                Name:
                                Title:

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                               _____________, 200_


Fleet National Bank, as Agent
100 Federal Street, Boston, Massachusetts  02110
Attention:  Mr. Michael J. Bassick

         Re: Credit Agreement dated as of June __, 2001 by and among New England Audio Co., Inc., NEA Delaware, Inc., the Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to the provisions of Section 6.1(b) or 6.2 of the Credit Agreement, the undersigned hereby certifies on behalf of Tweeter Home Entertainment Group, Inc. and its Subsidiaries as follows:

        (A)         Revolving Credit Advances and stated amount of Letters of Credit     $_________
        (B)         Maximum Revolving Credit Amount........................              $75,000,000
        (C)         Amount available for Revolving Credit
                    Advances under the Credit Agreement
                    (line B minus line A)..................................              $_________

        (C)         (1)    The representations and warranties made by or on
                           behalf of the Loan Parties in the Credit Agreement and in all other Lender Agreements are true and correct in all material respects on and as of the date hereof, with the same effect as if made at and as of the date hereof (except as to representations and warranties made as of a certain date, which shall be true and correct only as of such date, except as to transactions permitted under the terms of the Credit Agreement, and except that the references in the Agreement to the 2000 Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section 6.2 of the Credit Agreement).

                  (2) Since the end of the last fiscal year, neither the business nor assets, nor the condition, financial or otherwise, of Tweeter Home Entertainment Group, Inc. and its Subsidiaries, taken as a whole, has been subject to any Material Adverse Effect.

                  (3) Except as set forth in the certificates attached hereto and except as heretofore disclosed to the Agent in a previous Compliance Certificate, there has been no change (i) in the charter documents or By-Laws of the Loan Parties heretofore certified to the Agent or (ii) in the incumbency of the officers of the Loan Parties whose signatures have heretofore been certified to the Agent.

                  (4) The financial statements attached hereto as Schedule 1 are in compliance with the applicable provisions of
                           Section 6.1(b) or 6.2 of the Credit Agreement, as the case may be.

                  (5) The undersigned has caused the provisions of the Credit Agreement to be reviewed and there is no Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute a Default thereunder, other than as set forth on Schedule 2 attached hereto.

         (D) Attached hereto as Schedule 3 are calculations demonstrating that, based upon the consolidated financial statements of Tweeter Home Entertainment Group, Inc. and its Subsidiaries attached hereto as Schedule 1, the Loan Parties are in compliance with all financial restrictions set forth in the Credit Agreement.

         Terms defined in the Credit Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has caused an authorized officer to execute this Certificate on this _____ day of ____________, 200_.

                                       TWEETER HOME ENTERTAINMENT GROUP, INC.



                                       By:___________________________________
                                       Name:
                                       Title:

                                   SCHEDULE 1

                            to Compliance Certificate

         The financial statements attached to this Schedule are submitted in compliance with the following section of the Credit Agreement (check one):

                  [   ]  Section 6.1(b)
                  [   ]  Section 6.2

                                   SCHEDULE 2

                            to Compliance Certificate

                          Defaults - Action Being Taken

                                   SCHEDULE 3

                            to Compliance Certificate

For purposes of computing the ratios and limitations comprising the financial restrictions that follow, terms that are capitalized and not defined herein will be given the meanings ascribed to such terms in the Credit Agreement.

                                      [*]


----------

*        Detailed calculations of each financial covenant should follow.

                                    EXHIBIT D

                        FORM OF EURODOLLAR PRICING NOTICE

                             ________________, 200_


Fleet National Bank, as Agent
100 Federal Street
Boston, Massachusetts  02110
Attention:  Mr. Michael J. Bassick

         Re: Credit Agreement dated as of June __, 2001 by and among New England Audio Co., Inc., NEA Delaware, Inc., the Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to Section 2.4 of the Credit Agreement, the undersigned hereby confirms its request made on _______________, for a Eurodollar Rate Loan in the amount of $__________ comprising all or a portion of outstanding Revolving Credit Advances, effective __________.

         The Interest Period applicable to said Eurodollar Rate Loan will be [one][two][three][six] months.

         Said Eurodollar Rate Loan represents a [conversion/continuation] of the [Base] [Eurodollar] Rate Loan in the same amount made on __________.


                               NEW ENGLAND AUDIO CO., INC.
                               (for itself and as agent for NEA Delaware, Inc.)



                               By:___________________________________
                               Name:
                               Title:

                                    EXHIBIT G

                             FORM OF LANDLORD WAIVER

         ____________________ (the "Lessor") being the lessor of certain premises (the "Premises") commonly known as ____________________ leased to ____________________ (the "Lessee") under the lease of the Premises dated
__________ as the same may be amended from time to time, including any renewal, extension or substitution thereof or therefor, (the "Lease"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Lessor, does hereby:

         1._______Acknowledge that Lessor has been advised that New England Audio Co., Inc. has granted or will grant to Fleet National Bank, individually and/or as agent, (the "Secured Party") security interests in inventory, equipment, removable trade fixtures and all other personal property now owned or hereafter acquired by the Assignee (the "Collateral"), all as more fully described in a Security Agreement from Assignee to the Secured Party (as the same may be amended from time to time, the "Security Agreement").

         2._______Waive, relinquish and release, solely during the term of the Security Agreement, any and all rights of distrait, lien, levy or execution against or upon the Collateral for any rent or other sum now or hereafter due the Lessor under the Lease or otherwise, and all claims and demands of every kind and nature against the Collateral.

         3._______Agree to use reasonable efforts to provide the Secured Party with a copy of any notice given by the Lessor to the Assignee of the Assignee's default under or termination of the Lease or of any material amendment thereof.

         4._______Agree, both before and after termination of the Lease, upon reasonable notice to Lessor, to provide the Secured Party with access to the Premises to effect removal or sale of the Collateral, and the Secured Party hereby agrees (i) to repair any damage directly caused by such removal or sale, and to indemnify the Lessor for any liability directly resulting from such removal or sale and (ii) to remove or sell said Collateral within 30 days after entry upon the Premises (and, if the Lease has been terminated, the Secured Party shall be responsible to the Lessor for per diem rent and other charges accruing under the Lease during the period of such removal or sale).

         IN WITNESS WHEREOF, the Lessor has executed this Landlord's Waiver as of _____ day of _________, 2001.


                                       LESSOR:



                                       By:_______________________________
                                       Its President
                                       Hereunto duly authorized

AGREED:

FLEET NATIONAL BANK

By:___________________________

100 Federal Street
Boston, MA 02110
Attn: Mr. Michael J. Bassick
RE: New England Audio Co., Inc.

                                    EXHIBIT I

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         Assignment and Acceptance Agreement dated as of _______, ____, by and between __________ (the "Assignor") and __________ (the "Successor Lender").

         WHEREAS, the Assignor is one of the Lenders party to the Credit Agreement referred to below; and

         WHEREAS, the Assignor desires to sell and the Successor Lender desires to purchase, all or a portion of the outstanding loans, advances of credit and commitments of Assignor under the Credit Agreement and the other documents, instruments and agreements related thereto.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

         Reference is made to the Credit Agreement dated as of June __, 2001 (as amended or supplemented and as from time to time in effect, the "Credit Agreement"), by and among New England Audio Co., Inc. and NEA Delaware, Inc. (the "Borrowers"), the Guarantors party thereto, the lenders party thereto (the "Lenders") and Fleet National Bank, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         1. Assignment and Acceptance. Pursuant to Section 12.2 of the Credit Agreement, as of the close of business on __________________ (the "Assignment Date"), the Assignor hereby assigns to the Successor Lender, $________ of its $____________ current interest in the outstanding Revolving Credit Advances and a ____% interest in its Commitment Percentage.

         The foregoing assignment which constitutes a ___% Commitment Percentage under the Credit Agreement, is made together with the concomitant proportionate amount of the undersigned's other rights and obligations under the Credit Agreement and the other Lender Agreements, and the Successor Lender hereby accepts and assumes such rights and obligations completely. After giving effect to this assignment, the Assignor and the Successor Lender shall have the interests in the Revolving Credit Notes and the Commitment Percentages set forth on Schedule 1 attached hereto, and the Commitment Percentages of all of the Lenders under the Credit Agreement shall be as set forth on Schedule 2 attached hereto.

         2.       Representations and Warranties.

         (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, the Revolving Credit Notes or any other Lender Agreement, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Lender Agreement or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Lender Agreements or otherwise from time to time.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Lender Agreement on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person or (iii) the existence of any Default.

         (c) The Successor Lender confirms that it has received a copy of the Credit Agreement and each of the other Lender Agreements, together with copies of the most recent financial statements delivered pursuant to Sections
6.1 and 6.2 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance Agreement. The Successor Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Assignor or any other Lender.

         (d) The Successor Lender, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall be deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Lender Agreement.

         (e) The Successor Lender irrevocably appoints the Agent to act as Agent for the Successor Lender under the Credit Agreement and the other Lender Agreements, all in accordance with Article 13 of the Agreement and the other provisions of the Credit Agreement and each other Lender Agreement.

         (f) The Successor Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Lender Agreements are required to be performed by it as a Lender.

         (g) Except as to paragraph (a) above, the foregoing assignment is made without any representation, warranty or recourse of any kind by the Assignor.

         3. Party to the Agreement, etc. Upon (a) the execution and delivery hereof by the parties hereto at least five (5) Business Days prior to the Assignment Date, (b) the payment by the Successor Lender to Assignor of an amount equal to the purchase price agreed between the Successor Lender and the Assignor, and (c) payment to the Agent of the fee required to be paid pursuant to Section 12.2(a) of the Credit Agreement, the Successor Lender shall automatically become party to the Credit Agreement as a signatory thereto. As of the Assignment Date, the Successor Lender shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements as and to the extent set forth on Schedule 1 and Schedule 2 attached hereto. Copies of all notices and other information required to be delivered to the Lenders under the Credit Agreement shall be delivered to the Successor Lender at the address(es) and to attention of the Person(s) specified below the Successor Lender's name on the execution page of this Assignment and Acceptance Agreement. As of the Assignment Date, the

Assignor shall be released from its obligations under the Credit Agreement to a corresponding extent, and no further consent or action by any party shall be required.

         4. Miscellaneous. This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                           [INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Assignor and the Successor Lender have executed this Assignment and Acceptance Agreement as of the date first above written.


                                       [ASSIGNOR]



                                       By:____________________________________
                                       Name:
                                       Title:



                                       [SUCCESSOR LENDER]



                                       By:____________________________________
                                       Name:
                                       Title:



                                       [Address for Notices]
                                       Telecopier No.:
                                       Attention: ____________________________


The foregoing is hereby acknowledged and approved:

TWEETER HOME ENTERTAINMENT GROUP, INC.*

By: ___________________________________
Name:
Title:

FLEET NATIONAL BANK, as Agent

By: ___________________________________
Name:
Title:


* Include unless Section 12.2 of the Credit Agreement does not require Tweeter's consent to the assignment.

                                   SCHEDULE 1

                   Successor Lender's and Assignor's Interest

The Successor Lender's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage                                    _____%
         Principal Amount of Revolving Credit Note                $________

The Assignor's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage                                    _____%
         Principal Amount of Revolving Credit Note                $________

                                   SCHEDULE 2

                         Lenders' Commitment Percentages

         After giving effect to the assignment on the Assignment Date, the Lenders' respective Commitment Percentages under the Credit Agreement shall be as follows:

        Lender                    Commitment              Maximum Amount
                                  Percentage        of Revolving Credit Advances
--------------------                ---.--%                 $------.--
--------------------                ---.--%                 $------.--
--------------------                ---.--%                 $------.--
            TOTALS                  100.00%                 $______.00